Exhibit 10.1

CAPSOURCE FINANCIAL, INC.

SECURITIES PURCHASE AGREEMENT

May 1, 2006

i

EXHIBITS

A	Schedule of Investors
B	Form of Warrant
C	Form of Registration Rights Agreement
D	Form of Voting Agreement and Irrevocable Proxy
E	Wire Transfer Instructions
F	Form of Compliance Certificate
G	Form of Legal Opinion
H	Form of Secretary’s Certificate

SCHEDULES

3.3	Subsidiaries
3.4(e)	Warrants, options or other rights to acquire stock
3.5(a)	Financial Statements; Off balance sheet transactions
3.6(g)	Material changes in compensation
3.6(l)	Debts or other obligations
3.6(n)	Share issuance
3.8(a)	Material Contracts
3.8(c)	Affiliates arrangements
3.9(a)	Intellectual Property Agreements
3.15	Employment Matters
3.16	Debts owed to Affiliates
3.19	Licenses, Permits, etc.
3.23	Broker
3.25	SEC 12 month filing exceptions
3.26	Material Adverse Changes

CapSource Financial, Inc.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated May 1, 2006 (the “Effective Date”), is executed by and between CapSource Financial, Inc., a Colorado corporation (the “Company”), and the entity listed on the Schedule of Investors attached as Exhibit A (the “Investor”). The Company and the Investor are each individually referred to in this Agreement as a “Party,” and are collectively referred to in this Agreement as the “Parties.”

SECTION 1

Purchase and Sale of Securities

          1.1 Sale and Issuance of Securities. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing (as defined in Section 1.2), and the Company agrees to sell and issue to the Investor at the Closing, 2,500,000 shares of the Company’s Common Stock, $.01 par value per share (the “Shares”) and a warrant, in the form attached as Exhibit B (the “Warrant”), to purchase 2,500,000 shares of Common Stock at an exercise price of $.90 per share (the “Warrant Shares”) for a purchase price of$.40per Share and Warrant, for the aggregate purchase price of $1,000,000 (the “Purchase Price”). Such Shares together with the Warrants, are collectively referred to herein as the “Securities”.

          1.2 The Closing. The closing of the purchase and sale of the Securities described herein shall take place at the offices of Whitebox Advisors, LLC, 3033 Excelsior Boulevard, Suite 300, Minneapolis, Minnesota 55416, at 8:30 a.m., Minneapolis time, on May 1, 2006 (the “Closing”), or at such other place or different time or day as may be mutually acceptable to the Investor and the Company.

SECTION 2

Deliveries

          2.1 Closing Deliveries.

               (a) At the Closing, the Investor will deliver to the Company (i) an executed counterpart signature page to this Agreement; (ii) executed counterpart signature page to the Registration Rights Agreement dated as of the Effective Date by and among the Company, Randolph M. Pentel and the Investors listed on Exhibit A thereto in the form attached hereto as Exhibit C (the “Registration Rights Agreement”); and (iii) payment of the Purchase Price for the Securities purchased by the Investor at such Closing by (A) certified check payable to the Company; or (B) wire transfer of immediately available funds to the bank account designated on the wire transfer instructions set forth on Exhibit D. This Agreement and the Registration Rights Agreement, together with the exhibits, Schedule of Exceptions (as defined below), and all other documents required to be delivered in connection herewith and therewith, shall be referred to collectively as the “Transaction Agreements.”

SECTION 3

The Company’s Representations and Warranties

Except as set forth on the schedules delivered separately to the Investor in connection with this Agreement (the “Schedules”), the Company represents and warrants to the Investor as of the Effective Date as follows:

          3.1 Organization and Standing. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Colorado and is in good standing under such laws. The Company has the requisite corporate power and authority to own and operate the Company’s properties and assets, and to carry on the Company’s business as presently conducted. The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect. No proceeding has been instituted in any jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. “Material Adverse Effect” shall mean any event, happening, occurrence or development that, individually or in the aggregate, whether or not arising in the ordinary course of business, could reasonably be expected to have a material adverse effect on the Company’s business, operations, properties, prospects, assets, liabilities or condition (financial or otherwise).

          3.2 Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver the Transaction Agreements, to sell and issue the Securities in accordance with this Agreement, to issue Warrant Shares issuable upon exercise of the Warrants, and to carry out and perform the Company’s obligations under the terms of the Transaction Agreements. The Transaction Agreements have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally.

          3.3 Subsidiaries. Except as set forth on Schedule 3.3, the Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association, or other business entity.

          3.4 Capitalization.

               (a) The Company’s authorized capital stock consists of 100,000,000 shares of undesignated stock, of which 12,378,657 shares of Common Stock, par value $.01 per share, were issued and outstanding as of March 27, 2006.

               (b) The outstanding shares of the Company’s Common Stock are duly authorized, validly issued, fully paid, and non-assessable.

               (c) The Company has reserved:

                    (i) 2,875,000 shares of Common Stock for issuance pursuant to this Agreement;

                    (ii) 2,875,000 shares of Common Stock for issuance upon exercise of the Warrant issued pursuant to this Agreement;

                    (iii) 550,000 shares of Common Stock for issuance to employees, directors, consultants, and advisors pursuant to the Company’s 2001 Stock Option Plan under which no options to purchase shares of Common Stock are issued and outstanding as of the Effective Date;

                    (iv) 937,334 shares of Common Stock for issuance in connection with discretionary warrants that have been issued and are outstanding as of the Effective Date; and

                    (v) 4,359,328 shares of Common Stock for issuance in connection with the shares and warrant that will be issued to Mr. Pentel as a result of the conversion by him of his outstanding notes pursuant to Section 6.5 hereof;

               (d) The Shares, when issued, delivered and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable. The Warrant Shares issuable upon exercise of the Warrants have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, the Warrant, and applicable law, will be validly issued, fully paid, and non-assessable. The Shares and Warrant Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Investor; provided, however, that the Shares and Warrant Shares are subject to transfer restrictions under state and/or federal securities laws and as set forth in the Transaction Agreements. The Shares and Warrant Shares are not subject to any preemptive rights or first refusal rights. Neither the offer nor issuance of the Securities constitutes an event under any anti-dilution provisions of any securities issued or issuable by the Company which will either increase the number of shares issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions.

               (e) Except as set forth on Schedule 3.4(e), there are no outstanding agreements or preemptive or similar rights affecting the Company’s capital stock and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of capital stock of the Company.

               (f) There are no shareholder agreements, voting agreements, proxy rights or other similar agreements with respect to the Company’s Common Stock to which the Company is a party or between or among any of the Company’s shareholders.

          3.5 Financial Statements; Accounts Receivable.

               (a) The Company’s: (i) Form 10-KSB for the year ended December 31, 2005, as filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2006; and (ii) unaudited balance sheet, statements of operations, shareholders’ equity and cash flow as of and for the three months ended March 31, 2006 (the “Balance Sheet Date”), complete and correct copies of which are attached hereto as Schedule 3.5(a) (collectively, the “Financial Statements”), present fairly the financial position of the Company as of such dates and the results of operations for the periods covered thereby (subject, in the case of the interim financial statements, to year-end audit adjustments) and have been prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”), except as to the absence of footnotes thereto. Specifically, but not by way of limitation, (x) the balance sheets or notes thereto disclose all of the debts, liabilities and obligations of any nature of the Company properly accrued at December 31, 2005 and at the Balance Sheet Date which, individually or in the aggregate, are material and which in accordance with GAAP would be required to be disclosed in such balance sheets, and the omission of which would, in the aggregate, have a Material Adverse Effect on the Company; (y) except as set forth on Schedule 3.5(a), the Company does not have any off-balance sheet arrangements or transactions; and (z) the Financial Statements include appropriate reserves for all taxes and other liabilities accrued at such date but not yet payable.

               (b) All accounts receivable of the Company referenced in the Financial Statements (except such accounts receivable as have been collected since such date) are valid and enforceable claims, and the goods and services sold and delivered which gave rise to such accounts were sold and delivered in conformity with the applicable purchase orders, payor contracts, agreements and specifications. Such accounts receivable are subject to no valid defense or offsets. The Company’s uncollectible accounts will not exceed the reserves for doubtful accounts.

          3.6 Changes. Since the Balance Sheet Date, the Company has not:

               (a) suffered any change in the Company’s assets, liabilities, financial condition, or operating results, except for changes in the ordinary course of business, none of which have had a Material Adverse Effect;

               (b) suffered any damage, destruction, or loss (whether or not covered by insurance) that, in any case or in the aggregate, have had a Material Adverse Effect;

               (c) agreed to waive or actually waived any valuable right or any material debt owed to the Company;

               (d) suffered any change or amendment to any agreement by which the Company or any of the Company’s assets or properties are bound or subject, except to the extent that any such change or amendment has not had, or will not likely have, a Material Adverse Effect;

               (e) made any loans to the Company’s employees, officers or directors, or to any members of their respective immediate families, other than travel advances and other advances made in the ordinary course of the Company’s business;

               (f) received any Company officer’s resignation or terminated any Company officer;

               (g) except as set forth on Schedule 3.6(g), made any material change in any compensation arrangement or agreement with any employee;

               (h) made any declaration or payment of any dividend or other distribution;

               (i) received notice or become aware that the Company has lost a customer or that any Company customer has canceled a material order, which loss or cancellation would constitute a Material Adverse Effect; or

               (j) suffered any change or amendment to any agreement relating to a change in the contingent obligations of the Company;

               (k) received notice of any labor organization activity related to the Company;

               (l) except as set forth on Schedule 3.6(l), incurred any debt obligation or liability, including any debts assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

               (m) made any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

               (n) except as set forth on Schedule 3.6(n), issued or sold any partnership interests, shares of capital stock or other securities or granted any options, warrants or other purchase rights with respect thereto other than as contemplated by this Agreement;

               (o) suffered any other event or condition of any character that has had, or could be reasonably expected to have, a Material Adverse Effect; or

               (p) made any arrangement or commitment by the Company to do any of the acts described in (a) through (o) above.

          3.7 Material Obligations. The Company has no liabilities or obligations (whether absolute, accrued, contingent or otherwise), except for such liabilities or obligations specifically reflected in balance sheets in the Financial Statements and current liabilities incurred in the ordinary course of business since the Balance Sheet Date, which are not, either in any individual case or in the aggregate, material to the Company.

          3.8 Material Contracts.

               (a) Set forth on Schedule 3.8(a) is a detailed list of the Company’s bona fide and existing contracts that, individually or in the aggregate, are material to the business, properties, prospects, assets, liabilities or condition (financial or otherwise) of the Company (except as in Section 3.8(a)(ii)) (“Material Contracts”), specifically referring to this Section 3.8 and identifying such contracts in accordance with the following subsections:

                    (i) each license or franchise agreement, either as licensor or licensee or franchisor or franchisee, including any related to intellectual property, or distributor, dealership or sales agency contract, agreement or understanding;

                    (ii) a true and complete description of all real properties owned by the Company;

                    (iii) each indenture, lease, sublease, license or other instrument under which the Company claims or holds a leasehold interest in real property (including any agreement related to the purchase or sale of such assets);

                    (iv) each lease of personal property involving payments remaining to or from the Company in excess of $10,000;

                    (v) each collective bargaining agreement, employment agreement, consulting agreement, noncompetition agreement, nondisclosure agreement, inventions assignment agreement, executive compensation plan, profit sharing plan, bonus plan, restricted stock award agreement, deferred compensation agreement, employee pension retirement plan, employee benefit stock option, stock awards or stock purchase plan, buy-sell agreement and any other employee or shareholder agreements or employee benefit plans, entered into or adopted by the Company;

                    (vi) each bank account (or account with other financial institutions) maintained by the Company, together with the persons authorized to make withdrawals from such account;

                    (vii) the name of each employee of the Company whose salary exceeds $50,000 per year and the remuneration currently payable (including bonus or commission arrangements) to each such employee;

                    (viii) the name, amount and vesting schedule of each employee, officer, director or consultant granted stock options, warrants or other similar rights;

                    (ix) each partnership, joint venture, alliance or other similar agreement or arrangement with another entity;

                    (x) each promissory note, indenture, mortgage, loan agreement, guaranty, security agreement, pledge or similar agreement with any lender;

                    (xi) each agreement granting voting rights, registration rights, first negotiating rights or preemptive rights to a third party; and

                    (xii) each material product development, research, manufacturing, marketing, sales distribution or supply agreement, warranty or indemnification agreement, purchase agreement, royalty agreement, product, patent or trademark licensing or assignment agreement and any other material contract entered into by the Company or by which the Company is bound.

               (b) The Company is not in default or, but for the giving of notice or passage of time would be in default, under any Material Contract.

               (c) Except as set forth on Schedule 3.8(c), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

               (d) There are no agreements, instruments, contracts, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) obligations of, or payments to, the Company in excess of $10,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of “off the shelf products”), (iii) provisions restricting the development, manufacture or distribution of the Company’s products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale of goods and services or license agreements entered into in the ordinary course of business).

               (e) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or Series of its capital stock, (ii) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than with respect to indebtedness and other obligations incurred in the ordinary course of business or as specifically disclosed in the Financial Statements) individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $20,000in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

               (f) For the purposes of subsections (d) and (e) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

          3.9 Intellectual Property.

               (a) The Company owns or possesses sufficient legal rights to all trademarks, service marks, trade names, patents, copyrights, trade secrets, licenses (software or otherwise), information, processes, and similar proprietary rights (collectively, “Intellectual Property”) necessary to the Company’s business as presently conducted. The Company has no knowledge nor has it received notice that the conduct of the Company’s business as presently conducted materially conflicts with or infringes the Intellectual Property Rights of others. Except for agreements with the Company’s own employees or consultants listed in Schedule 3.9(a) and Material Contracts for standard end-user license agreements, and for support/maintenance agreements and agreements entered in the ordinary course of the Company’s business, there are no material outstanding options, licenses, or agreements relating to the foregoing, and the Company is not bound by or a party to any material options, licenses, or agreements with respect to the Intellectual Property of any other person or entity. The Company has not received any written communication alleging that the Company has violated any of the Intellectual Property of any other person or entity. The Company is not obligated to make any payments by way of royalties, fees, or otherwise to any owner of, licensor of, or claimant to any Intellectual Property with respect to the use of such Intellectual Property in connection with the conduct of the Company’s business as presently conducted. There are no material agreements, understandings, instruments, contracts, judgments, orders, or decrees to which the Company is a party or by which the Company is bound that involve indemnification by the Company with respect to Intellectual Property infringements (other than indemnification obligations arising from purchase or sale of goods and services or license and other agreements entered into in the ordinary course of business).

               (b) No employee is obligated under any contract or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would materially interfere with the use of such employee’s best efforts to promote the Company’s interests or that would conflict with the Company’s business as presently conducted. Neither the execution nor delivery of this Agreement, nor the Company employees’ conduct of the Company’s business, nor the Company’s conduct of the Company’s business as presently conducted, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. The Company does not believe that it is or will be necessary to use any inventions of any of the Company’s employees made before their employment by the Company.

               (c) Each Company employee has executed a confidential information, non-competition and invention assignment agreement, substantially in the form(s) made available to the Investor (each, a “Confidentiality Agreement”). No employee has excluded from such employee’s Confidentiality Agreement any works or inventions that were made by such employee before such employee’s employment with the Company and that are also relevant to the Company’s business as currently conducted or as proposed to be conducted. Each Company consultant who has had access to the Company’s intellectual property has entered into an agreement containing appropriate confidentiality, non-competition and invention assignment provisions.

          3.10 Title to Properties and Assets. The Company has good and marketable title to the Company’s properties and assets, and the Company has good title to all of the Company’s leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, or encumbrance, except for (a) liens for current taxes not yet due and payable, (b) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (c) liens in respect of pledges or deposits under workers’

compensation laws or similar legislation, and (d) possible minor liens, encumbrances, and title defects that do not in any case have a Material Adverse Effect on the value of the property subject thereto or have a Material Adverse Effect on the Company’s operations and that have not arisen other than in the ordinary course of the Company’s business.

          3.11 No Defaults. Neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation or Bylaws. Neither the Company nor any of its subsidiaries is (i) in default under or in violation of any other agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect on the Company, (ii) in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect on the Company.

          3.12 Compliance with Other Instruments. The Company’s execution, delivery, and performance of and compliance with the Transaction Agreements and the Company’s issuance of the Securities and, if exercised, the Warrant Shares issuable upon exercise of the Warrants, will not result in any violation of, or conflict with, or constitute a default under, the Articles of Incorporation or Bylaws, each as amended to date, or any of the Company’s agreements, nor result in the creation of any mortgage, pledge, lien, or encumbrance upon any of the Company’s properties or assets.

          3.13 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened in writing against the Company that questions the validity of this Agreement, the other Transaction Agreements, any Material Contracts or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which could be expected to result, either individually or in the aggregate, in any Material Adverse Effect or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or threatened, either verbally or in writing, involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

          3.14 Tax Returns and Payments. The Company has filed with appropriate federal, state, and local governmental agencies all tax returns that the Company is required to file. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company have been paid or will be paid before the time they become delinquent. The Company has not been advised in writing or otherwise become aware (a) that any of the Company’s tax returns have been or are being audited as of the Effective Date or (b) of any deficiency in assessment or proposed judgment with respect to the Company’s federal, state, or local taxes.

          3.15 Employees.

               (a) The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or threatened with respect to the Company. No employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information and invention assignment agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. Except as set forth on Schedule 3.15, no employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees.

               (b) Each officer and key employee of the Company is currently devoting one hundred percent (100%) of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise, and all officers and key employees have signed and are subject to noncompetition agreements in connection with their employment by the Company.

          3.16 Related Party Obligations. Except as set forth on Schedule 3.16, no Company employee, officer, director or shareholder, and no immediate family member of any Company employee, officer, director, or shareholder, is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of such persons other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on the Company’s behalf, and/or (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Company’s Board of Directors and stock purchase agreements approved by the Company’s Board of Directors). None of such persons have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship or in any firm or corporation that competes with the Company, except in connection with the ownership of stock in publicly-traded companies. No Company employee, officer, director, or stockholder, nor any their immediate family members, is, directly or indirectly, interested in any Material Contract with the Company (other than such Material Contracts that relate to any such person’s ownership of Company capital stock or other Company securities).

          3.17 Environmental and Safety Laws. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no expenditures are or are reasonably anticipated to be required in order to comply with any such existing statute, law or regulation. During the period that the Company has owned or leased its properties and facilities, (i) there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) by the Company on, from or under such properties or facilities, and (ii) other than normal office products and cleaning supplies, it has not used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials. For purposes of this Section, the terms “disposal,” “release” and “threatened release” shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq. as amended (“CERCLA”). For the purposes of this Section, “Hazardous Materials” shall mean any hazardous or toxic substance, material or waste, which is regulated under, or defined as a “hazardous substance,” “pollutant,” “contaminant,” “toxic chemical,” “hazardous material,” “toxic substance” or “hazardous chemical” under (1) CERCLA; (2) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001, et seq.; (3) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; (4) the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq.; (5) the Occupational Safety and Health Act of 1970, 29

U.S.C. Section 651, et seq.; (6) regulations promulgated under any of the above statutes; or (7) any applicable state or local statute, ordinance, rule or regulation that has a scope or purpose similar to those statutes identified above.

          3.18 Condition of Properties. The offices and material equipment, inventory and other assets of the Company have been kept in reasonable condition and repair in the ordinary course of business, are reasonably fit and suitable for the purposes for which they are being used and are believed by the Company to conform in all material respects with applicable ordinances, regulations and laws.

          3.19 Licenses. The Company possesses from the appropriate agency, commission, board and government body and authority, whether state, local, federal or foreign, all licenses, permits, authorizations, approvals, franchises and rights which (i) are necessary for it to engage in the business currently conducted by it, and (ii) if not possessed by the Company, would have a Material Adverse Effect. A list of all material licenses, permits, approvals and similar rights currently in effect is set forth on Schedule 3.19.

          3.20 Insurance. The Company has in full force and effect fire and casualty insurance policies and insurance against other hazards, risks, and liabilities to persons and property to the extent and in the manner customary for similarly situated companies in similar businesses, and such insurance policies have been issued by financially sound, duly licensed and reputable insurers.

          3.21 Consent. Other than the declaration of effectiveness by the SEC of any registration statement required to be filed pursuant to the Registration Rights Agreement, no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, the NASD, OTC Bulletin Board or the Company’s shareholders is required for execution of the Transaction Agreements, including, without limitation the issuance and sale of the Securities and the performance of the Company’s obligations under the Transaction Agreements.

          3.22 Offering. Subject in part to the accuracy of the Investor’s representations and warranties in Section 4, the offer, sale, and issuance of the Securities in compliance with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or persons so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any applicable state securities laws.

          3.23 Brokers or Finders. Except as set forth on Schedule 3.23, the Company has not engaged any brokers, finders, or agents, and the Investor has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Transaction Agreements.

          3.24 No Market Manipulation. The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued.

          3.25 Reporting Company. The Company is a publicly-held company subject to reporting obligations pursuant to Sections 15(d) and 13 of the Securities Exchange Act of 1934 (the “Exchange Act”) and has a class of common stock registered pursuant to Section 12(g) of the Exchange Act. The Company’s Common Stock is listed on the OTC Bulletin Board. Pursuant to the provisions of the

Exchange Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Securities and Exchange Commission (together with any and all filings made under the Securities Act, the “SEC Filings”) during the preceding twelve months except as set forth on Schedule 3.25 hereto.

          3.26 Information Concerning Company. The Company’s SEC Filings contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the Balance Sheet Date and except as stated in Schedule 3.26, there has been no material adverse change in the Company’s business, financial condition or affairs that has not been disclosed in an SEC Filings as required by the Exchange Act, not disclosed in the SEC Filings. The SEC Filings do not contain any untrue statement of a material fact or omit to state a material fact in light of the circumstances when made required to be stated therein or necessary to make the statements therein not misleading.

          3.27 Stop Transfer Order. The Securities are restricted securities as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of the Securities, except as may be required by federal securities laws, in which case the Company will promptly provide written notice of such stop order with an explanation of the basis for such stop order to the Investor as provided below in Section 5.1.

          3.28 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of OTC Bulletin Board nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings. The Company has not conducted and will not conduct any offering other than the transactions contemplated hereby that will be integrated with the issuance of the Securities.

          3.29 No General Solicitation. Neither the Company, nor any of its affiliates or any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

          3.30 Listing. The Company’s Common Stock is quoted on, and listed for trading on the OTC Bulletin Board. The Company has not received any oral or written notice that its Common Stock will be delisted from the OTC Bulletin Board or that the Common Stock does not meet all requirements for the continuation of such listing, and the Company is not aware of any event or circumstance that will or may cause the Company’s Common Stock to be delisted from the OTC Bulletin Board.

          3.31 Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof, and, unless the Company otherwise notifies the Investor in writing prior to the Closing Date, shall be true and correct as of the Closing Date.

          3.32 Disclosure. To the best knowledge of the Company, the Company has made available to the Investor, all the information that the Investor has requested for deciding whether to purchase the Securities. Neither the Transaction Agreements nor any other documents or certificates delivered in connection with this Agreement, which shall include the Company’s SEC Filings, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

SECTION 4

The Investor’s Representations and Warranties

As a material inducement to the Company to enter into this Agreement and consummate the transactions contemplated hereby, the Investor hereby makes to the Company the representations and warranties contained in this Section 4.

          4.1 No Registration. The Investor understands and expressly acknowledges that the Securities have not been, and will not be, registered under the Securities Act in reliance on a specific exemption from the Securities Act’s registration provisions, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed in this Agreement or otherwise made pursuant to this Agreement.

          4.2 Investment Intent. The Investor is acquiring the Securities for investment for the Investor’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of the Securities.

          4.3 Investment Experience. The Investor (or the Investor’s purchaser representative, within the meaning of Regulation D, Rule 501 (h) promulgated by the SEC), has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that the Investor or such purchaser representative is capable of evaluating the merits and risks of the Investor’s investment in the Company and has the capacity to protect the Investor’s own interests. The Investor has received, carefully reviewed and understands the terms and conditions set forth in this Agreement and the other Transaction Agreements which contains the financial statements of the Company and other information important to an investment in the Company.

          4.4 Speculative Nature of Investment. The Investor understands and expressly acknowledges that the Investor’s investment in the Company is speculative and entails a substantial degree of risk and the Investor is in a position to lose the entire amount of the Investor’s investment.

          4.5 Access to Data and Documentation. The Investor acknowledges that it has reviewed this Agreement, along with the Exhibits and Schedules attached hereto, and the other Transaction Agreements and made its own investigation of the Company, its business, personnel and prospects; has had an opportunity to discuss the Company’s business, management, and financial affairs with the Company’s management and the terms of this investment. The Investor has also had an opportunity to ask questions of the Company’s officers, which questions were answered to the Investor’s full satisfaction, and obtain such additional information and documents as the Investor considers necessary or advisable in order to form a decision concerning an investment in the Company. This Section 4.5 does not limit or modify the Company’s representations and warranties contained in Section 3 or the Investor’s right to rely on the Company’s representations and warranties.

          4.6 Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501 (a), promulgated by the Securities and Exchange Commission.

          4.7 Residency. The Investor’s place and state of residency, or, in the case of a partnership, corporation, or other entity, such entity’s principal place of business, is correctly set forth on Exhibit A.

          4.8 Rule 144. Investor acknowledges and agrees that the Shares, and, if issued, the Warrant Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act, as in effect from time to time, and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Investor has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

          4.9 Authorization.

               (a) The Investor has all requisite power and authority to execute and deliver the Transaction Agreements, to purchase the Securities under this Agreement, and to carry out and perform the Investor’s obligations under the terms of the Transaction Agreements. All action required by the Investor for the authorization, execution, delivery, and performance of the Transaction Agreements, and the performance of all of the Investor’s obligations under the Transaction Agreements, has been taken.

               (b) The Transaction Agreements, when executed and delivered by the Investor, will constitute the Investor’s valid and legally binding obligations, enforceable in accordance with their terms except: (i) to the extent that the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable law and public policy principles, (ii) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (iii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies or by general equity principles.

          4.10 Further Limitations on Disposition. The Investor hereby acknowledges and agrees to be bound by the transfer restrictions associated with the Securities set forth in the Registration Rights Agreement. In addition, the Investor hereby acknowledges and agrees as follows:

               (a) Without in any way limiting the representations and warranties set forth elsewhere in this Section 4 or any covenants set forth in this Agreement, the Investor agrees not to make any disposition of all or any portion of the Securities unless and until (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (ii) the Investor will have notified the Company of the proposed disposition and, if reasonably requested by and at the sole expense of the Company, the Investor will have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will be exempt from registration under the Securities Act.

               (b) Notwithstanding the foregoing subsection, no such registration statement or opinion of counsel will be necessary for a transfer by the Investor:

                    (i) to a fund, partnership, limited liability company, or other entity that is affiliated with the transferring Investor;

                    (ii) to a partner or member (or retired partner or member) of the transferring Investor, or to the estate of any such partner or member (or retired partner or member);

                    (iii) to the transferring Investor’s spouse, siblings, lineal descendants, or ancestors by gift, will, or intestate succession; or

                    (iv) in compliance with Rule 144(k) (or any successor provision) of the Securities Act so long as the Company is furnished with satisfactory evidence of full compliance with Rule 144(k) (or any successor provision); provided, however, that, in the case of Section 4.10(b)(i), Section 4.10(b)(ii), or Section 4.10 (b)(iii), the transferee agrees in writing to be subject to the terms of this Agreement and other Transaction Agreements to the same extent as if such transferee were an original Investor under this Agreement; provided, further, however, that any proposed purchaser, assignee, transferee or pledgee be an “accredited investor” and that the Securities have been held for twelve months from the date of the Closing and applicable to any such Securities. The Investor will cause any proposed purchaser, assignee, transferee, or pledgee of any Securities held by the Investor to take and hold such securities subject to the provisions and upon the conditions of this Agreement. The Investor consents to the Company’s making a notation on the Company’s records and giving instructions to any transfer agent for the Company’s capital stock to implement the transfer restrictions established in this Agreement.

          4.11 Legend; Restriction on Transfer. The Investor understands and agrees that the certificates evidencing the Shares and Warrant Shares, or any other securities issued in respect thereof upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, will bear the legend required by the Transaction Agreements, and federal and state securities laws, including the following:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CAPSOURCE FINANCIAL, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

          4.12 Warrant Legend. The Warrants shall bear the following legend:

“THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAW. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CAPSOURCE FINANCIAL, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

SECTION 5

Covenants of the Company

The Company covenants and agrees with the Investor as follows:

          5.1 Stop Orders. The Company will advise the Investor, promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority, of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose, and such notice shall include an explanation of the basis for any such order, suspension or proceeding.

          5.2 Listing. The Company shall promptly secure the listing of the Shares and Warrant Shares issuable upon exercise of the Warrants on the OTC Bulletin Board (subject to official notice of issuance) and shall maintain such listing so long as any of the Shares, Warrant or Warrant Shares are held by the Investor. The Company will maintain the listing of its Common Stock on the OTC Bulletin Board or, in the alternative, a national securities exchange or automated quotation system, such as the NASDAQ SmallCap Market or American Stock Exchange, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. (“NASD”) and the OTC Bulletin Board. The Company will provide the Investor with copies of all notices it receives notifying the Company of the threatened or actual delisting of the Common Stock from the OTC Bulletin Board provided the provisions of such information to the Investor would not violate the provisions of Regulation FD under the Securities Act.

          5.3 Market Regulations. The Company shall notify the SEC, NASD, the OTC Bulletin Board and applicable state authorities, in accordance with their requirements, if any, of the transactions contemplated by the Transaction Agreements, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Investor and promptly provide copies thereof to the Investor.

          5.4 Reporting Requirements. From the Closing Date and until three (3) years following the earlier of the expiration or exercise of the Warrants, the Company will (i) cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, (ii) comply in all respects with its reporting and filing obligations under the Exchange Act, (iii) comply with all reporting requirements that is applicable to an issuer with a class of Shares registered pursuant to Section 12(g) of the Exchange Act, and (iv) comply with all requirements related to the registration statement filed with the SEC covering the Shares and Warrant Shares under the terms of the Registration Rights Agreement (the “Registration Statement”). The Company will use its best efforts not to take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts so long as any of the Shares, Warrants or Warrant Shares are held by the Investor.

          5.5 Use of Proceeds. The Company shall use the proceeds from this offer and sale of the Securities for the acquisition of Prime Time Equipment, Inc. and for general corporate purposes; provided, however, that at no time may the Company utilize such proceeds for payment of or reduction of any indebtedness of the Company, whether now existing or hereinafter incurred.

          5.6 Reservation of Common Stock. The Company shall reserve from its authorized but unissued Common Stock, for as long as the Warrants remain outstanding, one share of Common Stock for each Warrant Share issuable from time-to-time upon exercise of the Warrants.

          5.7 Designation of Board Member. The Company agrees to enter into and deliver to the Investor a Voting Agreement and Irrevocable Proxy, in the form attached hereto as Exhibit D, pursuant to which the Company shall cause to be nominated for, and Randolph Pentel agrees to vote all of the Common Stock beneficially owned by him in favor of, the election of one (1) individual to be designated from time to time by the Investor as a member of the Company’s Board of Directors (the “Designated Director”), to serve until such time as the Investor no longer hold any of the Shares, Warrants or Warrant Shares. The Company also agrees that, within fifteen (15) days following the Closing, it shall undertake to cause its Board of Directors to perform all steps necessary (including, if appropriate, an action to increase the size of the board to create a directorship vacancy as permitted by Section 3.11 of the

Company’s Bylaws), to appoint the Designated Director to serve as a director of the Company until the Company’s next annual meeting of shareholders or until his or her successor is duly elected and qualified.

          5.8 Taxes. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, except that the Company will pay all such contested taxes, assessments, charges or levies immediately upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

          5.9 Insurance. The Company will keep its assets which are of an insurable character insured by financially sound, duly licensed and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business and not in any event less than 100% of the insurable value of the property insured; and the Company will maintain, with financially sound, duly licensed and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

          5.10 Books and Records. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

          5.11 Governmental Authorities. The Company shall duly observe and conform to all applicable requirements of governmental or quasi-governmental authorities relating to the conduct of its business or to its properties or assets.

          5.12 Intellectual Property. The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

          5.13 Properties. The Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a material adverse effect

          5.14 Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Company otherwise notifies the Investor prior to the Closing Date (as hereinafter defined), shall be true and correct as of the Closing Date.

SECTION 6

Investor’s Closing Conditions

The Investor’s obligation to purchase the Securities at a Closing is subject to the fulfillment, on or before such Closing, of each of the following conditions, unless waived by such Investor:

          6.1 Representations and Warranties. The representations and warranties made by the Company in Section 3 (as modified by the disclosures on the Schedule of Exceptions which may be updated from time to time in connection with the Closing) will be true and correct in all respects as of the Closing.

          6.2 Covenants. All covenants, agreements, and conditions contained in this Agreement to be performed by the Company on or before the Closing will have been performed or complied with in all material respects on or before such Closing.

          6.3 Blue Sky. The Company will have received all necessary Blue Sky law permits and qualifications, or have available corresponding exemptions, as required by any state for the offer and sale of the Shares and the Common Stock issuable upon conversion of the Shares.

          6.4 Due Diligence. The Investor will have completed, as determined in its sole discretion, the Investor’s legal and financing due diligence review of the Company, and such review will have been determined by the Investor to be satisfactory.

          6.5 Convertible Debt. The Company’s outstanding indebtedness owed to Randolph M. Pentel together with all accrued but unpaid interest thereon, which totals $871,865.89 as of May 1, 2006, will have converted into shares and warrants to purchase shares of the Company’s Common Stock at the same price per share and warrant paid by the Investor for the purchase of Shares and Warrants hereby, and the Investor will have received satisfactory evidence thereof; provided that such shares and warrant shares received by Randolph M. Pentel upon the completion of the foregoing conversion shall be subject to and entitled to the benefits of the Registration Rights Agreement, in the form attached hereto as Exhibit C, to the same extent as the Investor’s Shares and Warrant Shares, and Randolph M. Pentel shall be party to such Registration Rights Agreement.

          6.6 Registration Rights Agreement. The Company, Randolph M. Pentel and the Investor will have executed and delivered the Registration Rights Agreement in the form attached as Exhibit C, which shall be in a form acceptable to the Investor in its sole discretion.

          6.7 Voting Agreement. The Company, Randolph M. Pentel and the Investor will have executed and delivered the Voting Agreement and Irrevocable Proxy in the form attached as Exhibit C, which shall be in a form acceptable to the Investor in its sole discretion.

          6.8 Reservation of Shares of Conversion Stock. The Shares and Warrant Shares shall have been duly authorized and reserved for issuance.

          6.9 Payment of Fees. All fees required to be paid at the Closing under Section 8.4 shall have been paid.

          6.10 [Intentionally Omitted]

          6.11 Compliance Certificate. The Company will have delivered to counsel for the Investor, a certificate, executed on the Company’s behalf by the Company’s Chief Financial Officer, in substantially the form attached as Exhibit F, certifying the satisfaction of the closing conditions listed in Section 6.1 and Section 6.2.

          6.12 Legal Opinion. The Investor will have received from the Company’s legal counsel a legal opinion, dated as of the Effective Date, in substantially the form attached as Exhibit G.

          6.13 Secretary’s Certificate. The Company will have delivered to counsel for the Investor, a certificate, executed on the Company’s behalf by the Company’s Secretary, in substantially the form attached as Exhibit H.

          6.14 Consents; Permits and Waivers. The Company shall have obtained any and all consents, authorizations, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the other Transaction Agreements.

          6.15 Proceedings and Documents. The Investor’s counsel will have reasonably approved (a) all proceedings undertaken in connection with the transactions contemplated by the Transaction Agreements and (b) all documents and instruments incident to such proceedings.

SECTION 7

The Company’s Closing Conditions

The Company’s obligation to sell and issue the Securities at the Closing is subject to the fulfillment on or before the Closing of the following conditions, unless waived by the Company:

          7.1 Representations and Warranties. The representations and warranties contained in Section 4 of the Investor at the Closing will be true and correct when made and will be true and correct as of the date of such Closing.

          7.2 Covenants. All covenants, agreements, and conditions contained in the Transaction Agreements to be performed by Investor on or before the Closing will have been performed or complied with in all material respects as of the Closing.

          7.3 Compliance with Securities Laws. The Company will be satisfied that the offer and sale of the Securities will be qualified or exempt from registration or qualification under all applicable federal and state securities laws.

          7.4 Registration Rights Agreement. The Company, Randolph M. Pentel and the Investor will have executed and delivered the Registration Rights Agreement in the form attached as Exhibit C.

          7.5 [Intentionally Omitted]

          7.6 Consents and Waivers. The Company will have received any and all consents, permits, and waivers necessary or appropriate for consummating the transactions contemplated by the Transaction Agreements.

          7.7 Proceedings and Documents. The Company’s counsel will have reasonably approved (a) all corporate proceedings and other proceedings undertaken in connection with the transactions contemplated by the Transaction Agreements at the Closing, and (b) all documents and instruments incident to such proceedings.

SECTION 8

Miscellaneous

          8.1 Opinion. The offer and sale of the Securities is being made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, afforded by Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion reasonably acceptable to the Investor from the Company’s legal counsel opining on the availability of the Regulation D exemption as it relates to the offer and issuance of the Securities. A form of the legal opinion is annexed hereto as Exhibit G. The Company will provide, at the Company’s expense, such other legal opinions in the future as are reasonably necessary for the exercise of the Warrants.

          8.2 Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term of this Agreement may be amended, waived, discharged, or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Investor.

          8.3 Notices. All notices and other communications required or permitted under this Agreement or under any other Transaction Agreement will be in writing and will be mailed by registered or certified mail, postage prepaid, sent by facsimile, sent by electronic mail, or otherwise delivered by hand or by messenger addressed:

               (a) if to the Company, to:

CapSource Financial, Inc.	CapSource Financial, Inc.
2305 Canyon Boulevard	1729 Donegal Drive
Suite 103	Woodbury, MN 55125
Boulder, CO 80302	Attn: Steven Reichert, Secretary
Attn: Fred C. Boethling, CEO	Facsimile number: (651) 578-6614
Facsimile number: (303) 245-0521

with a copy by facsimile only to:

Rider Bennett LLP
33 South 6th St.
Minneapolis, MN 55402
Attn: David B. Dean
Facsimile number: (612) 337-7616

               (b) if to the Investor, to the name, address and telecopy number set forth on Exhibit A for the Investor.

               (c) Each such notice or other communication will, for all purposes of this Agreement and the other Transaction Agreements, be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after such communication has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as specified above or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, when directed to the electronic mail address set forth on Exhibit A.

          8.4 Payment of Fees; Option.

               (a) Legal Fees of Investor. The Company shall pay to legal counsel for the Investor all legal fees and expenses incurred by the Investor and its advisors, Whitebox Advisors, LLC (“Whitebox Advisors”), in connection with this Agreement, the other Transaction Agreements and the Registration Statement, including but not limited to any and all fees and expenses related to due diligence or other matters relating to or arising out of any of the foregoing.

               (b) Origination Fee; Option to Purchase Additional Securities.

                    (i) The Company will pay to Whitebox Advisors an origination fee equal to two percent (2%) of the Purchase Price for the Securities sold pursuant to this Agreement (“Origination Fee”). The Origination Fee shall be paid to Whitebox Advisors on the Closing Date by wire transfer to the account so designated by Whitebox Advisors.

                    (ii) For a period of 180 days from the Closing Date, the Investor will have the option, in its sole discretion, to subscribe for and purchase from the Company an additional 375,000 Shares at a purchase price of $.40 per share and a Warrant to purchase 375,000 Warrant Shares with an exercise price of $.90 per share. Upon subscription for and purchase of such additional Shares and Warrants, the Company will issue and deliver to the Investor, certificates representing the Shares along with a Warrant for the purchase of such Warrant Shares in form of attached hereto as Exhibit B.

               (c) Indemnification for Fees. The Company on the one hand, and the Investor on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any other persons claiming brokerage commissions, finder’s fees or other similar payments, except as specified in Section 8.4(b) above, on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions. Except as set forth in Section 8.4(b) or on Schedule 3.23, the Company represents that there are no other parties entitled to receive fees, commissions, or similar payments in connection with this Agreement.

          8.5 Governing Law. This Agreement will be governed in all respects by the internal laws of the State of Minnesota as applied to agreements entered into among Minnesota residents to be performed entirely within Minnesota, without regard to Minnesota conflicts-of-law principles.

          8.6 Survival. The representations, warranties, covenants, and agreements made in this Agreement will survive any investigation made by any Party and the closing of the transactions contemplated by this Agreement.

          8.7 Successors and Assigns. This Agreement, and any and all rights, duties, and obligations under this Agreement, will not be assigned, transferred, delegated, or sublicensed by any Party without the other Party’s prior written consent. Any attempt by any Party without such prior written consent to assign, transfer, delegate, or sublicense any rights, duties, or obligations that arise under this Agreement will be void. Subject to the foregoing and except as otherwise provided in this Agreement, the provisions of this Agreement will inure to the benefit of, and be binding upon, the Parties’ respective successors, assigns, heirs, executors, and administrators.

          8.8 Entire Agreement. The Transaction Agreements constitute the full and entire understanding and agreement between the Parties with regard to the subject matter hereof and thereof, and no Party will be liable or bound to any other Party in any manner with regard to the subject matter hereof or thereof by any warranties, representations, or covenants, in each case except as specifically set forth in the Transaction Agreements.

          8.9 Delays or Omissions. Except as expressly provided in this Agreement, no delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default of any other Party under this Agreement will impair any such right, power, or remedy of such non-defaulting Party, nor will such delay or omission be construed to be a waiver of any such breach or default, or an acquiescence in such breach or default, or of or in any similar breach or default subsequently occurring, nor will any waiver of any single breach or default be deemed a waiver of any other previous or subsequent breach or default. Any waiver, permit, consent, or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and will be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, will be cumulative and not alternative.

          8.10 Severability. Unless otherwise expressly provided in this Agreement, each Investor’s rights under this Agreement and under the other Transaction Agreements are several rights, not rights jointly held with any of the other Investors. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, then this Agreement will continue in full force and effect without such illegal, unenforceable, or void provision, and the Parties agree to negotiate, in good faith, a legal and enforceable substitute provision which most nearly effects the Parties’ intent in entering into this Agreement as expressed in this Agreement.

          8.11 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits, and schedules will, unless otherwise provided, refer to sections and paragraphs of this Agreement and exhibits and schedules attached to this Agreement.

          8.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be enforceable against the Parties actually executing such counterparts, and all of which together will constitute one instrument.

          8.13 Facsimile Execution and Delivery. A facsimile or other reproduction of this Agreement and/or the other Transaction Agreements may be executed by one or more Parties, and an executed copy of this Agreement and/or the other Transaction Agreements may be delivered by one or more Parties by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery will be considered valid, binding, and effective for all purposes. At any Party’s request, all Parties agree to execute an original of this Agreement and/or any other Transaction Agreements as well as any facsimile or other reproduction hereof and/or thereof.

          8.14 Jurisdiction and Venue. With respect to any disputes arising out of or related to this Agreement or to any other Transaction Agreement, the Parties consent to the exclusive jurisdiction of, and venue in, the state courts in Hennepin County, Minnesota (or, in the event of exclusive federal jurisdiction, the federal courts of the District of Minnesota).

          8.15 Further Assurances. Each Party agrees to execute and deliver, by the proper exercise of such Party’s corporate, limited liability company, partnership, or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully perform this Agreement.

          8.16 Construction. The Parties have participated jointly in negotiating and drafting this Agreement and the other Transaction Agreements. If any ambiguity, question of intent, or question of interpretation arises with respect to this Agreement or any other Transaction Agreement, then this Agreement or that other Transaction Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement or of any other Transaction Agreement. As used in this Agreement and in the other Transaction Agreements, the word “including” means “including, without limitation.”

[signature page follows]

The Parties have executed this Securities Purchase Agreement as of the Effective Date.

CAPSOURCE FINANCIAL, INC.,

By:

Steven Reichert
Vice President and Secretary

INVESTOR:

WHITEBOX INTERMARKET PARTNERS L.P.

By:

Jonathan D. Wood
Chief Financial Officer

EXHIBIT A

Schedule of Investor

Investors	Securities Being Acquired	Purchase Price

Whitebox Intermarket Partners L.P.	2,500,000 Shares and a warrant to purchase 2,500,000 Shares	$1,000,000
3033 Excelsior Boulevard, Suite 300
Minneapolis, Minnesota 55416
Attn: Jonathan Wood
Facsimile number: (612) 253-6151

A-1

EXHIBIT B

Form of Warrant

See Exhibit 4.3 to this Current Report on Form 8-K/A.

B-1

EXHIBIT C

Form of Registration Rights Agreement

See Exhibit 4.1 to this Current Report on Form 8-K/A.

C-1

EXHIBIT D

Form of Voting Agreement and Irrevocable Proxy

See Exhibit 4.2 to this Current Report on Form 8-K/A.

D-1

EXHIBIT E

Wire Transfer Instructions*

*	Portions of this document have been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

E-1

EXHIBIT F

Form of Compliance Certificate

(attached)

F-1

CAPSOURCE FINANCIAL, INC.

COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered pursuant to Section 6.11 of that certain Securities Purchase Agreement dated as of May 1, 2006 (the “Agreement”) by and among CapSource Financial, Inc., a Colorado corporation (the “Company”) and the Investor listed on Exhibit A to the Agreement. Unless otherwise defined herein, capitalized terms used herein have the meaning ascribed to them in the Agreement.

The undersigned hereby certifies that:

1.           The representations and warranties set forth in Section 3 of the Agreement (as modified by the disclosures on the Schedule of Exceptions) are true and correct in all respects at and as of the date hereof.

2.           The Company has performed or complied in all respects with all of the covenants, agreements and conditions required to be performed by it under the Agreement as of the date hereof.

3.           The Agreement and other Transaction Agreements to which the Company is a party have been duly executed and delivered on behalf of the Company by Steven Reichert, as Vice President and Secretary of the Company, who was duly elected or appointed, qualified and authorized to act in such capacity at the time of the execution and delivery thereof.

Dated:	May 1, 2006
Steven J. Kutcher Chief Financial Officer

EXHIBIT G

Form of Legal Opinion

(attached)

G-1

David B. Dean

(612) 340-8916

dbdean@riderlaw.com

May 1, 2006

Whitebox Intermarket Partners, L.P. 3033 Excelsior Boulevard Suite 300 Minneapolis, MN 55416	Pandora Select Partners L.P. 3033 Excelsior Boulevard Suite 300 Minneapolis, MN 55416

Re:	Securities Purchase Agreement (the "Agreement") dated as of May 1, 2006, by and among CapSource Financial, Inc., a Colorado corporation ("CapSource"),

Ladies and Gentlemen:

We have acted as counsel to CapSource in connection with the Agreement. In this connection, we have examined the Agreement, and the following documents, all of which are dated as of May 1, 2006 (collectively referred to as the "Documents"):

1.	Warrant Agreement among CapSource and the Investors (as defined in the Agreement);
2.	Registration Rights Agreement executed among CapSource, the Investors and Randolph M. Pentel; and
3.	Voting Agreement and Irrevocable Proxy among CapSource, the Investors and Randolph M. Pentel (“Voting Agreement”).

In addition, we have examined the Articles of Incorporation and By-Laws, as amended to the date hereof, of CapSource, and resolutions adopted by the Board of Directors of CapSource pertaining to authorization of those transactions contemplated by the Documents, and have made such further investigation and examined such further documents as we deemed necessary to render opinions on the matters hereinafter set forth. This Opinion Letter is being delivered to you pursuant to Section 8.1 of the Agreement. Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined as set forth in the Agreement or the Accord as that term is defined below.

Assumptions

In rendering the opinions contained herein we have assumed:

1.           That the Investors are a limited partnerships duly organized, existing and in good standing under the laws of the jurisdiction of their formation, with the power to carry on their

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Whitebox Intermarket Partners, L.P.

May 1, 2006

businesses, to enter into the Documents and to consummate the transactions contemplated by the Documents.

2.	The Documents were duly authorized by the Investors.

3.           That the Investors will enforce their rights under the Documents in a commercially reasonable manner.

4.           The genuineness of signatures other than the signature(s) of CapSource and Pentel, the authenticity and completeness of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies and the authenticity and completeness of such copies, the correctness and due authorization of all certifications or statements reviewed by us of public officials, and the due recording or filing of the Documents, if any, in accordance with applicable laws.

5.           To the extent that the obligations of the CapSource may be dependent upon such matters, we have assumed for purposes of this Opinion, the capacity of all natural persons and, other than with respect to CapSource and Pentel, that each additional party to the agreements and contracts referred to herein other than a natural person is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation; that each such other party other than a natural person has the requisite corporate or other organizational power and authority to perform its obligations under such agreements and contracts, as applicable; and that such agreements and contracts have been duly authorized, executed and delivered by, and each of them constitutes the legally valid and binding obligation of, such other parties including natural persons, as applicable, enforceable against such other parties in accordance with their respective terms;

6.           To the extent that the laws of any other jurisdictions may govern the transactions contemplated by the Documents, we have assumed that the laws of such other jurisdictions are identical to the laws of the State of Minnesota; and

7.           That none of the parties to the Documents is or has been a party to any fraud or illegality affecting any of the transactions provided for therein and that each of said parties has entered into such transactions in good faith and without notice of any adverse claim.

Qualifications

The opinions expressed hereinafter are subject to the following qualifications:

1.            Certain rights, remedies and waivers provided in the Documents (including, but not limited to, rights and remedies of "self help," waivers of notice or rights provided to CapSource by statute, or availability of equitable remedies and defenses generally) may be unenforceable under the laws of the State of Minnesota. Similarly, the enforceability of the Documents may be subject to generally applicable rules of law that limit or affect the

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Whitebox Intermarket Partners, L.P.

May 1, 2006

enforcement of any provision under circumstances which would: (i) cause a substantial forfeiture or penalty on the burdened party, (ii) purport to require waiver of the obligations of good faith, fair dealing, reasonableness or diligence, (iii) grant a creditor the right to use force or cause a breach of the peace in the enforcement of rights, (iv) release, exculpate or exempt a party from, or require indemnification for, liability for its own action or inaction involving gross negligence, recklessness, willful misconduct or unlawful conduct, (v) entitle a party to recovery of attorneys' fees and other costs of enforcement, (vi) not discharge a guarantor, in the absence of a waiver or consent, to the extent that action by a creditor may impair the value of collateral securing the guaranteed obligations, or may materially modify the guaranteed obligations, to the detriment of the guarantor, (vii) violate public policy or otherwise be unconscionable as a matter of law; or (viii) the effect of state and federal bankruptcy and insolvency laws and equitable principles relating to or limiting the rights of creditors generally. However, the foregoing limitations should not, to our knowledge, substantially interfere with the practical realization of the benefits expressed in the Documents, except for the economic consequences of any procedural delay which may result from such laws and excluding the qualification described in clause (viii) above.

2.            We express no opinion as to matters governed by any laws other than the present laws of the State of Minnesota and applicable federal laws.

3.           Unless otherwise indicated, the opinions set forth are as of the date hereof and we disclaim any undertaking or obligation to advise you of changes which may hereafter be brought to our attention. The opinions set forth herein are limited to those expressly stated and no other opinions should be implied.

4.           The opinions set forth herein are expressed solely for the benefit of the Investors their affiliates, successors and assigns, and no other party shall be entitled to rely upon such opinions.

5.           This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith.

6.           As to matters of fact bearing upon the opinion set forth below, we have, with your consent, relied upon, and have not independently verified the accuracy of, the representations, warranties and other statements of all parties contained in the Documents and other documents contemplated therein. We have also relied on such certificates of governmental officials as we deemed appropriate. In rendering such opinions, we have additionally relied on those assumptions described and set forth in the Accord. Whenever reference is made to "our knowledge", it is limited to the "Actual Knowledge" of the "Primary Lawyer", David B. Dean,

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Whitebox Intermarket Partners, L.P.

May 1, 2006

Esq., as those terms are defined in the Accord and without having conducted an independent investigation.

7.            Without limiting the generality of the foregoing, we express no opinion herein as to the enforceability or recognition of any (i) provision which purports to establish evidentiary standards; (ii) provision purporting to waive or establish jurisdiction, venue, service of process, the right to a jury trial or statutes of limitations; or (iii) provision for cumulative remedies to the extent compensating the party entitled thereto in excess of the actual loss suffered by such party.

8.            No opinion is expressed herein in any respect as to (i) the statutes and ordinances, administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions; (ii) environmental laws and regulations; (iii) health and safety laws and regulations; (iv) fraudulent conveyance or fraudulent transfer laws; (v) defenses based on absence or inadequacy of consideration; (vi) patent, trademark, copyright and other intellectual property laws; (vii) tax laws and regulations; (viii) labor laws and regulations; and (ix) laws and regulations of or relating to the Board of Governors of the Federal Reserve System and the Comptroller of the Currency or otherwise governing banks.

9.            We express no opinion as to the enforceability of any provisions for late charges or default interest to the extent that such charges and interest would be considered penalties under general principles of contract law.

10.         We express no opinion herein as to compliance or the effect of non-compliance by any correspondent, agent or the Investors with any laws or regulations applicable to them or any of them in connection with the transactions described in the Documents.

Opinions

Based upon and subject to the foregoing, we are of the opinion that:

1.            CapSource is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado.

2.            CapSource has corporate power and authority to conduct its business as described in the Agreement and to enter into and perform its obligations under the Agreement, the Warrant Agreement, the Voting Agreement and the Registration Rights Agreement.

3.            CapSource is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

4.           The authorized, issued and outstanding capital stock of CapSource (including the Common Stock) conform to the respective descriptions thereof set forth in the Agreement. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are

RIDER BENNETT, LLP

Whitebox Intermarket Partners, L.P.

May 1, 2006

fully paid and nonassessable and have been issued in compliance with the registration and qualification requirements of federal and state securities laws or were issued pursuant to an available exemption from the registration and qualification requirements of applicable federal and state securities laws. The form of stock certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the Articles of Incorporation and Bylaws of CapSource and the Colorado Business Corporation Act (“CBCA”). The description of CapSource’s stock option plans or other compensation arrangements, and the options or other rights granted and exercised thereunder, set forth in the Agreement accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

5.            No stockholder of CapSource or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of CapSource arising (a) by operation of the Articles of Incorporation or Bylaws of CapSource or the CBCA or (b) to our best knowledge, otherwise.

6.           The Agreement, the Warrant Agreements, the Voting Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by, and are valid and binding agreements of, CapSource, enforceable in accordance with their terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

7.           The Common Stock and Warrant Shares to be purchased from CapSource under the Agreement and the Warrant Agreements have been duly authorized for issuance and sale pursuant to the Agreement and the Warrant Agreements and, when issued and delivered by CapSource pursuant to payment of the consideration set forth in the Agreements or Warrant Agreements, will be validly issued, fully paid and nonassessable.

8.            No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental agency, is required for CapSource’s execution, delivery and performance of the Agreement, Voting Agreement or the Registration Rights Agreement, and consummation of the transactions contemplated thereby, except such as have been obtained from or are required under the Securities Act of 1933, as amended, applicable state securities or blue sky laws, the OTC Bulletin Board and the National Association of Securities Dealers, Inc.

9.           The execution and delivery of the Agreement, the Warrant Agreements, Voting Agreement and the Registration Rights Agreement, by CapSource and the performance by CapSource of its obligations thereunder (a) have been duly authorized by all necessary corporate action on the part of CapSource; (b) will not result in any violation of the provisions of the Articles of Incorporation or Bylaws of CapSource; (c) will not constitute a breach of, or a default under, or result in the creation or imposition of, any lien, charge or encumbrance upon any

RIDER BENNETT, LLP

Whitebox Intermarket Partners, L.P.

May 1, 2006

property or assets of CapSource pursuant to, to our best knowledge any existing instrument or agreement of CapSource; or (d) to our best knowledge, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to CapSource.

10.         CapSource is not, and after receipt of payment for the Common Stock or Warrant Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

11.         To our best knowledge, CapSource is not in violation of its Articles of Incorporation or Bylaws or any law, administrative regulation or administrative or court decree applicable to CapSource and is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material existing instrument or agreement.

The opinions expressed above are also subject to those exclusions and qualifications described and set forth in the Accord.

In rendering our opinions herein, we have made no investigation of the financial condition or credit of any party and this Opinion Letter should not be regarded in any way as a representation with respect thereto. Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events which are subsequently brought to our attention. We disavow any undertaking or obligation to advise you of any changes in law. This Opinion Letter is provided to you and is solely for your benefit in connection with the Documents. It may not be relied upon by any other person, or duplicated or disclosed, without our prior written consent.

Very truly yours,

Rider, Bennett LLP

By:	/s/ David B. Dean
David B. Dean

DBD/mbk

EXHIBIT H

Form of Secretary’s Certificate

(attached)

H-1

CAPSOURCE FINANCIAL, INC.

SECRETARY’S CERTIFICATE

This Secretary’s Certificate is delivered pursuant to Section 6.13 of that certain Securities Purchase Agreement dated as of May 1, 2006 (the “Agreement”) by and among CapSource Financial, Inc., a Colorado corporation (the “Company”) and the Investor listed on Exhibit A to the Agreement. Unless otherwise defined herein, capitalized terms used herein have the meaning ascribed to them in the Agreement.

The undersigned hereby certifies that:

1.           Attached hereto as Exhibit A are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company on April 21, 2006, authorizing the execution, delivery and performance by the Company of the Agreement and the other Transaction Agreements to which the Company is a party and the consummation of all the transactions contemplated thereby. Such resolutions have not been amended or rescinded since the date thereof.

2.           Attached hereto as Exhibit B is a true, correct and complete copy of the Company’s Bylaws. The Bylaws have been duly adopted and have not been modified, amended or rescinded since the date thereof.

Dated:	May 1, 2006
Steve Reichert, Secretary

EXHIBIT A

WRITTEN ACTION

OF THE

BOARD OF DIRECTORS

OF

CAPSOURCE FINANCIAL, INC.

Pursuant to the provisions of Colorado Statutes Section 7-108-202, the undersigned, being all of the members of the Board of Directors of CapSource Financial, Inc., a Colorado corporation (the “Company”), do hereby authorize, consent to and approve the following actions and resolutions by and on behalf of the Board of Directors of the Company in lieu of holding a meeting:

WHEREAS, the Board of Directors (“Board”) has deemed it advisable and in the best interest of the Company to take the following actions: (1) enter into a Securities Purchase Agreement for the investment of capital into the Company in return for issuance of Common Stock and Warrants to purchase Common Stock of the Company to Whitebox Intermarket Partners, L.P., (“Whitebox”) and Pandora Select Partners, L.P., (“Pandora”) (collectively, “Investors”); (2) as a condition to the foregoing to convert debt of the Company owed to and held in the name of Randolph M. Pentel including all principal and accrued interest in the amount of $871,865.89 at the conversion price of $0.40 per share into 2,179,664 shares of common stock; (3) to register the Common Stock issued to the Investors, underlying the Warrants and issued to Randolph M. Pentel as a result of the debt conversion under the Securities and Exchange Act; (4) to approve a floor-planning financing; with Navistar: and (5) to approve the proposed purchase of assets from Prime Time Equipment, Inc. by CapSource Equipment Company, Inc., the Company’s wholly-owned subsidiary;

NOW THEREFORE, BE IT: RESOLVED, that the actions of the directors and officers of the Company in preparing for, negotiating and completing the Securities Purchase Agreement and related documents substantially in the form attached hereto as Exhibit A are hereby in all respects approved, ratified and confirmed, and the Board hereby authorizes and reserves for issuance 5,750,000 shares of the Company’s Common Stock to the Investors at a purchase price of $0.40 per share (the “Shares”) and warrants (the “Warrants”), to purchase an additional 5,750,000 shares of Common Stock at an exercise price of $.90 per share (the “Warrant Shares”);

FURTHER RESOLVED, that for a period of 180 days from the Closing date, the Company grants to the Investors the option to subscribe for and purchase from the Company, and the Company hereby authorizes and reserves for issuance an additional 750,000 Shares at a purchase price of $.40 per share and Warrants to purchase an additional 750,000 Warrant Shares at an exercise price of $.90 per share;

FURTHER RESOLVED, that debt of the Company owed to and held in the name of Randolph M. Pentel, including all principal and accrued interest in the amount of $871,865.89 be converted at the conversion price of $0.40 per share into 2,179,664 shares of Common Stock of the Company (“Pentel Shares”);

FURTHER RESOLVED, that a registration statement covering the Shares, Warrant Shares and Pentel Shares be filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, to enable the resale of such shares on the Over-the- Counter Bulletin Board;

FURTHER RESOLVED, that the Navistar floor-planning financing as presented to the Board and attached as Exhibit B is hereby approved, ratified and confirmed;

FURTHER RESOLVED, that the proposed purchase of assets from Prime Time Equipment, Inc., a California corporation, by CapSource Equipment Company, Inc., the Company’s wholly-owned subsidiary; on the terms presented to the Board and attached as Exhibit C is hereby approved, ratified and confirmed;

FURTHER RESOLVED, that each officer of the Company is hereby authorized to take all such other actions including the execution and delivery of all documents and making all arrangements for the completion of any and all documentation and the payment of all fees, as shall in the good faith judgment of such officers be necessary or appropriate to finalize and give effect to the foregoing transactions;

FURTHER RESOLVED, that all actions taken by the officers of the Company prior to the date hereof in connection with preparing for, negotiating and completing of the actions referenced herein and all related documents are hereby approved, ratified and confirmed in all respects;

FURTHER RESOLVED, that this Written Action may be executed in one or more counterparts, the effect being a combination of each merged into a single document.

[Signatures on Following Page]

2

The foregoing actions and resolutions are hereby adopted by and on behalf of the Board of Directors of the Company effective as of the April 21, 2006, in lieu of holding a meeting of the Board of Directors for these purposes.

/s/ Fred C. Boethling
Fred C. Boethling

/s/ Lynch Grattan
Lynch Grattan

/s/ Wayne Hoovestal
Wayne Hoovestol

/s/ Randolph M. Pentel
Randolph M. Pentel

/s/ Steven E. Reichert
Steven E. Reichert

3

WHOLESALE FLOOR PLAN FINANCING AGREEMENT
FOR TRAILER DEALERS

This Wholesale Floor Plan Financing Agreement (this “Agreement”) is entered into this 14th day of April 2006, between Capsource Equipment Company, Inc. (hereinafter referred to as “Dealer”) a whose principal place of business is located at Nevada Corporation 15609 Valley Blvd. Fontana, CA 92335 and Navistar Financial Corporation, located at 425 N. Martingale Rd. Schaumburg, IL 60173 (“Lender”).

          1. PURPOSE. The purpose of this Agreement is to set forth the conditions under which the Lender shall provide wholesale (floor plan) financing for inventory consisting of: (i) NEW equipment to a Dealer for the Dealer’s purchase of new trailers manufactured, distributed or offered for sale by one or more manufacturers and (ii) USED equipment taken in trade or purchased by Dealer (new equipment and used equipment are hereinafter collectively referred to as the “Equipment”).

          2. GOODS COVERED. This Agreement shall apply to all Equipment that Dealer desires to purchase from manufacturer from time to time or that Dealer may take in trade or purchases from time to time.

          3. FINANCE TERMS. The Dealer agrees that all Equipment financed by Lender in accordance with the provisions of this Agreement shall draw interest or accrue a financing charge and a flat charge at rates established by the Lender in accordance with Lender’s New and Used Floor Plan Terms for Dealers, as amended, supplemented or modified from time to time, the form of which is attached hereto as Exhibit A. Credit for the purchase price of the Equipment covered hereby will be extended by Lender subject to its prior and continuous approval. Lender may at any time without notice place a limit upon the amount of credit that may be extended to the Dealer and may at any time, without notice, change any credit limit so established.

          4. GRANT OF SECURITY INTEREST. To protect the Lender when credit is extended, and to secure payment of all amounts due or to become due for any indebtedness or obligations now or hereafter owing by Dealer to the Lender, whether or not arising under this Agreement, until all such indebtedness shall have been paid in cash, and all such obligations have been completely satisfied, the Lender hereby retains, and Dealer hereby grants a first priority security interest under the Uniform Commercial Code or other applicable laws in and to Dealer’s inventory of Equipment, now or hereinafter acquired, and all attachments, accessories, equipment and service parts attached thereto purchased hereunder which is manufactured or distributed by Manufacturer or which credit is extended by Manufacturer or Lender, all chattel paper, contracts, instruments and accounts of whatever nature arising out of the sale, lease, rental or other disposition of the above described Equipment, all repossessions of the above described Equipment, all credits or other amounts due hereunder in the form of allowances, warranty reimbursements or otherwise, and the cash and non-cash proceeds, and products thereof, including without limitation, insurance proceeds of all of the above.

5. GUARANTY. Dealer shall cause to be delivered to Lender simultaneously with the execution of this Agreement the personal guaranties (substantially in a form as attached hereto as Exhibit B) of
and
and _____________________________________ and

guaranteeing any and all indebtedness of Dealer to Lender and any affiliate of Lender, its successors and assigns, as a guaranty of all of Dealer’s obligations, including all payment obligations, hereunder.

          6. ADDITIONAL DOCUMENTATION. When requested by the Lender, the Dealer will execute and deliver, or cause to be executed and delivered, to Lender, in form and substance satisfactory to Lender such notes (in the form of which is attached hereto as Exhibit C), such other financing statements (the form of which is attached hereto as Exhibit D) a signatory authorization and minutes approving such authorization (the form of which is attached hereto as Exhibit E) and liens, notes or contracts or such other title retention or security instruments or any other documents as may be required by the Lender covering the Equipment and all other security described above, and securing any and all indebtedness owing by the Dealer to the Lender or any of its affiliates.

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          7. OBLIGATION TO PAY. Regardless of any terms established by Manufacturer or Lender on Equipment sold to the Dealer on credit, the Dealer’s obligation to pay Lender on the note(s) will become immediately due and payable whenever the Equipment is resold, leased, rented or placed in use. The Dealer agrees to pay all initial taxes imposed by law upon the privilege of executing said liens, notes or contracts or other title retention or security instruments or documents, and if it fails to do so, to reimburse the Lender for all costs of such taxes paid by the Lender on behalf of the Dealer.

When the Dealer is indebted to the Lender, or to any affiliate of the Lender, on past due notes, or for goods resold by the Dealer, the Dealer shall, when the Lender requires, assign or endorse and promptly deliver to the Lender, for its account or for the account of any affiliate or subsidiary of the Lender or for the account of both, sufficient good accounts or well-secured notes, or other assets, to cover said indebtedness, to be held as additional security. The Dealer agrees to pay a collection fee on the cash collected by the Lender upon such Equipment security which fee will be determined at the time the Equipment security is assigned.

          8. SCHEDULES AND REPORTS. Dealer shall deliver to Lender as soon as available, and in any event within 90 days after the end of Dealer’s fiscal year, a complete audited financial statement for Dealer’s business.

          9. REPRESENTATIONS, WARRANTIES AND COVENANTS. Dealer hereby covenants, represents, warrants and agrees as follows:

(a)

The financial statements delivered or to be delivered by Dealer to Lender at or prior to the date of this Agreement and at all times subsequent thereto accurately reflect the financial condition of Dealer, and there has been no material adverse change in the financial condition, the operations, the properties or prospects of Dealer since the date of the financial statements most recently delivered to Lender prior to the date of this Agreement;

(b)

The office where Dealer keeps its books, records and accounts (or copies thereof) concerning the Equipment, Dealer’s principal place of business and all of Dealer’s other places of business are as set forth in Exhibit F attached hereto; Dealer shall promptly (but in no event less than ten (10) days prior thereto) advise Lender in writing of the proposed opening of any new place of business, the closing of any existing place of business, and any change in the location of Dealer’s books, records and accounts (or copies thereof) concerning the Equipment;

(c ’)

Dealer is a corporation, limited liability company, partnership (circle one) duly organized, validly existing, and in good standing under the laws of the state of ____________________________ and Dealer is

Nevada ___________________________

duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary. Dealer shall deliver to Lender a certified copy of a resolution of Dealer’s Board of Directors and/or Members authorizing the execution by Dealer of this Agreement and the transactions contemplated hereby substantially in the form of Exhibit G attached hereto.

(d)	Unless the prior written approval of Lender shall first have been obtained:

(i)

Dealer will not change Dealer’s name in any manner unless Dealer shall have given Lender at least thirty (30) days prior written notice thereof and shall have taken all action necessary or reasonably requested by Lender to amend any financing statements or continuation statements. Dealer will not sign or authorize the signing on Dealer’s behalf of any financing statement naming Dealer as Debtor covering all or any portion of the Equipment, except financing statements naming Lender as Secured Party.

(ii)

There are no actions or proceedings which are pending or threatened against Dealer which might result in any material adverse change in its financial condition or materially adversely affect the Equipment and Dealer shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Lender;

W FPT-2.02	Page 2 of 6	Wholesale Floor-Plan Agr.

(iii)	Dealer is not in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does Dealer know of any dispute regarding any

          10. ADDITIONAL COVENANTS OF THE DEALER. Until payment or satisfaction in full of all liabilities, unless Dealer obtains Lender’s prior written consent waiving or modifying any of Dealer’s covenants hereunder in any specific instance, Dealer agrees as follows:

(a)

Dealer shall promptly advise Lender in writing of (i) any material adverse change in the business, assets or condition, financial or otherwise, of Dealer, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default hereunder after notice or lapse of time (or both) or (ii) any default or notice of termination or termination of its agreement with the Manufacturer;

(b)

Lender, or any persons designated by it, shall have the right, at any time, to call at Dealer’s places of business at any reasonable times, and without hindrance or delay, to inspect the Equipment and to inspect, audit, check and make extracts from Dealer’s books, records, journals, orders, receipts and any correspondence and other data relating to the Equipment. Dealer shall furnish to Lender such information relevant to Lender’s rights under this Agreement as Lender shall at any time and from time to time request. Dealer authorizes Lender to discuss the affairs, finances and business of Dealer with any managers or employees responsible for the financial records of the Dealer and to discuss the financial condition of Dealer with Dealer’s independent public accountants. Any such discussions shall be without liability to Lender or to Dealer’s independent public accountants;

(c ’)

Dealer shall keep the Equipment in good condition, repair and order; shall permit Lender to examine any of the Equipment at any time and wherever the Equipment may be located; shall not permit the Equipment, or any part thereof, to be levied upon under execution, attachment, distraint or other legal process; shall not sell, lease, grant a security interest in or otherwise dispose of any of the Equipment except as expressly permitted by this agreement; and shall not secrete or abandon any of the Equipment, or retitle any of the Equipment for which there is a certificate of title;

(d)

Dealer shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that Dealer shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested

          11. DEFAULT. An Event of Default shall be deemed to have occurred upon the happening of any one of the following events:

(a)	a breach by the Dealer of any of the provisions of or representations contained in this Agreement, or

(b)

a default by Dealer in the payment of any installment of principal or interest on any of the Notes referred to in this Agreement or a default under any other contract or agreement between Dealer and Lender or any affiliate of Lender.

(c ’)

the failure of any Dealer or guarantor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Dealer or guarantor under this Agreement or any of the other agreements;

(d)

the making or furnishing by Dealer or guarantor to Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the other agreements or in connection with any other agreement between such Dealer or guarantor and Lender, which is untrue or misleading in any respect;

(e)

the institution by Dealer of proceedings to be adjudicated a bankrupt or insolvent, or proposing the entry of an order for relief against it, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar law, or the making by it of any assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

W FPT-2.02	Page 3 of 6	Wholesale Floor-Plan Agr.

          12. REMEDIES UPON DEFAULT.

(a)

Upon the occurrence of an Event of Default, Lender may declare that all of the notes and all amounts due or to become due thereunder are immediately due and payable. This declaration shall be in addition to and not in lieu of any other remedies available to Lender. Lender’s waiver of rights arising pursuant to any Event of Default, or of any successive Event of Default, shall not constitute a waiver of any subsequent Event of Default, including the specific Event of Default formerly waived.

(b)

Upon the occurrence of an Event of Default, Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the other agreements and all of Lender’s rights and remedies shall be cumulative and non-exclusive to the extent permitted by law.

In particular, but not by way of limitation of the foregoing, Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Equipment (in addition to Equipment of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of Dealer’s premises where any of the Equipment may be, and search for, take possession of, remove, keep and store any of the Equipment until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same at any of Dealer’s premises without cost to Lender.

At Lender’s request, Dealer shall, at Dealer’s expense, assemble the Equipment and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to Lender and Dealer.

Dealer recognizes that if Dealer fails to perform, observe or discharge any of its liabilities under this Agreement or the other agreements, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Equipment required by law will be deemed reasonably and properly given if given at least ten (10) calendar days before such disposition.

Any proceeds of any disposition by Lender of any of the Equipment may be applied by Lender to the payment of expenses in connection with the Equipment, including, without limitation, legal expenses and reasonable attorneys’ fees, and any balance of such proceeds may be applied by Lender toward the payment of such of the liabilities, and in such order of application, as Lender may from time to time elect or may be applied against any other obligation by Dealer to Lender or any affiliate of Lender. Any surplus remaining after the satisfaction of all obligations will be returned to Dealer. If the proceeds of such sale are insufficient to satisfy the obligations Dealer agrees to pay any deficiency.

(c ’)

All rights and remedies herein granted to Lender are cumulative and not alternative and any remedy herein specifically set forth is in addition to any applicable remedy that may be provided for and available by law. No waiver by Lender of any default or breach shall operate as a waiver of any other default or breach, as of the same default or breach on a future occasion.

          13. INSURANCE REQUIREMENTS. Equipment delivered to Dealer in accordance with the provisions of this Agreement will be covered in part by insurance provided by Lender. Such insurance will be effected by a standard form Automobile Physical Damage Policy with Wholesale Floor Plan Endorsement, Double Interest Form, issued to Lender or its assignee as the named insured. A summary of such provisions of insurance is attached hereto as Exhibit H. In addition, Borrower shall maintain insurance with responsible companies with an A. M. Best rating of not less than B+, in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general geographic area in which Borrower operates. (Said insurance shall name Lender as an additional insured party. All costs and premiums for such insurance shall be borne by

W FPT-2.02	Page 4 of 6	Wholesale Floor-Plan Agr.

Borrower. In the event that Borrower shall default in the making of any payment for said insurance premiums, Lender may, but need not, make any such payments. Any such payments made by Lender shall become additional indebtedness which shall be subject to all of the terms and conditions of this Agreement and which shall be secured by the same security agreements which secure the remainder of the loan which is the subject of this Agreement.)

          14. RETAIL FINANCING If Dealer desires to apply for a Retail Financing Program, Dealer shall enter into a Retail Financing Program agreement and all related documents, exhibits and finance bulletins forming a part of the Retail Financing Program agreement. A copy of the Retail Financing Program agreement is attached hereto as Exhibit I.

          15. NOTICE. All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and in the case of Lender shall be sent to it at Navistar Financial Corporation, 2850 West Golf Road, Rolling Meadows, Illinois 60008,
Attention: Vice President of Credit, and in the case of Dealer shall be sent to it at its principal place of business set forth on the first page of this Agreement to the attention of Dealer’s President.

          16. CHOICE OF GOVERNING LAW; CONSTRUCTION FORUM. This Agreement, the notes and all other agreements between Dealer and Lender are submitted by Dealer to Lender for Lender’s acceptance or rejection at Lender’s principal place of business as an offer by Dealer to borrow monies from Lender now and from time to time hereafter, and shall not be binding upon Lender or become effective until accepted by Lender, in writing, at said place of business. If so accepted by Lender, this Agreement, the notes and all other agreements between Dealer and Lender shall be deemed to have been made at said place of business. This Agreement, the notes and all other agreements between Dealer and Lender shall be governed and controlled by the internal laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect, and in all other respects, including, without limitation, the legality of the interest rate and other charges, but excluding perfection of the security interests in the Equipment, which shall be governed and controlled by the laws of the relevant jurisdiction. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

          17. WAIVER OF JURY TRIAL; OTHER WAIVERS.

(a)	Dealer hereby waives all rights to trial by jury in any action or proceeding which pertains directly or indirectly to this Agreement, the notes, the other agreements or the Equipment.

(b)

Dealer hereby waives all rights to notice and hearing of any kind prior to the exercise by Lender of its rights to repossess the Equipment of Dealer without judicial process or to replevy, attach or levy upon such Equipment without prior notice or hearing.

          18. AUTHORITY. All persons who execute this Agreement individually agree that, both in their capacities as shareholders/owners/officers/members of Dealer and in their individual capacities, they shall take no action which is or may be inconsistent with this Agreement; they will perform each and every act necessary to effectuate the representations, covenants and obligations of Dealer hereunder; they will perform each and every act and execute each and every document required of them as individuals; and they will not sell, assign, pledge, or in any way encumber their shares of stock in Dealer.

          19. TERMINATION. This Agreement may be terminated at any time at the will of any party hereto by giving written notice thereof to the other parties by registered mail addressed to the last known address of the other parties, or by personal delivery. In the event of termination by any party, all obligations owing by the Dealer to Company or Lender, or any of its affiliates or subsidiaries shall become immediately due and payable.

W FPT-2.02	Page 5 of 6	Wholesale Floor-Plan Agr.

          IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date and year above written.

Accepted by Lender at
Schaumburg, Illinois

NAVISTAR FINANCIAL CORPORATION

Capsource Equipment Company, Inc.

By:

(Lender)	(Dealer)
Its:	By:

Its:

W FPT-2.02	Page 6 of 6	Wholesale Floor-Plan Agr.

EXHIBIT A

FLOOR PLAN RATE AND TERMS FOR DEALERS

1. Agreement: This Exhibit A is attached to and forms a part of that certain Wholesale Floor Plan Financing Agreement (the “Agreement”) between                         Capsource Equipment Company, Inc. (“Borrower”) and Navistar Financial Corporation (“Lender”). Capitalized terms used herein without definition will have the meaning as described in the Agreement.

Borrower acknowledges that the rates and terms contained herein may be amended, modified or supplemented from time to time. Unless otherwise agreed to by Lender, the rates and terms in effect on the date Lender extends any Floor Plan Financing to Borrower under the Agreement, shall be the rates and terms in effect for said Floor Plan Financing until it is repaid in full. Borrower’s request to Lender to extend such Floor Plan Financing shall be deemed an acceptance of the terms, conditions, provisions and rates in force for the particular rates and terms in effect at that time by Lender.

2. Maximum Credit

(a)	New: Sales price of Equipment,

(b)

Used: The maximum Floor Plan Financing for Used Equipment shall be one hundred (100%) of its “as is” wholesale value as determined by Lender’s appraisal thereof. The minimum floorplan note shall be $5,000.00.

3. Maturity: New: Principal payment shall be due twelve (12) months from the first of the month following date of invoice and creation of the Floor Plan Note. A Floor Plan Note covering Equipment in new condition may be extended by Lender or its assignee for a three (3) month renewal period, provided all accrued interest has been paid and a curtailment of ten percent (10%) of the original Floor Plan Note principal balance (“Curtailment”) is paid to Lender or its assignee at the original maturity date.

Provided that prior Curtailment payments have been paid as scheduled and the Borrower continues to have approved Floor Plan Financing, the Borrower shall pay additional curtailments on Equipment every three (3) months. At the option of the Lender, the cash Curtailment may be waived. Provided the Equipment remains on-hand and unsold, the number of additional 90-day extension periods for New Equipment shall be unlimited provided the ten percent (10%) Curtailments of the original amount are paid with each extension. The amount due for subsequent Curtailments may be increased in the event that depreciation or weathering of the Equipment is deemed, in the sole judgment of the Lender or its assignee, to warrant such additional amount.

If payment for the Curtailment that is due upon original maturity is not received and credited to the Borrower Floor Plan Note by the last business day of the maturity month, the Curtailment amount, plus a non-refundable service charge equal to fifteen (15) days interest will be charged to the Borrower’s accounts receivable statement.

Used: A ten percent (10%) curtailment shall be due on the first month follwing six (6) months from the date of creation of a Floor Plan Note (“Curtailment”). A ten percent (10%) curtailment of the original Floor Plan Note principal balance shall be due on the first of the month following nine (9) months from the date of creation of a Floor Plan Note. Payment in full of the outstanding balance shall be due on the first of the month following twelve (12) months from the date of creation of Floor Plan Note.

Provided that prior Curtailment payments have been paid as scheduled and the Borrower continues to have approved Floor Plan Financing, if at the end of such maturity periods, the Equipment is still on hand, unsold and not in service of any kind, in as good condition as it was when the related Floor Plan Note was accepted by Lender, and any reconditioning necessary to place any Equipment in salable condition has been completed, the period for which the Equipment will be financed will be extended for an additional ninety (90) days upon payment in cash of ten percent (10%) of the original amount of the Floor Plan Note. At the option of Lender, the cash

WFPT-2.02	Page 1 of 2	Exhibit A (NonUtility-New)

Curtailment may be waived. Provided that prior Curtailment payments have been paid as scheduled and the Borrower continues to have approved Floor Plan Financing and provided the Equipment remains on-hand and unsold, the number of additional ninety (90) day extension periods for the Equipment shall be unlimited provided the ten percent (10%) Curtailments of the original amount are paid with each extension. Such Curtailments may be increased in amount in the event that the depreciation or weathering of the Equipment(s) is deemed, in the sole judgement of Lender, to warrant such additional amounts.

If the Curtailment due is not received and credited by Lender by the last business day of the maturity month, the Curtailment amount, including a non-refundable service charge equal to fifteen (15) days interest, will be charged to the Borrower’s accounts receivable statement.

4. Interest: Each Floor Plan Note will bear interest at Prime Rate plus one and one-quarter percent (1.25%) for New Equipment and one and three-quarters percent (1.75%) for Used Equipment. Prime rate shall be determined for the ensuing month by the Prime Rate on the third Monday of the current month. If interest rate determined as set forth herein exceeds the rate permitted by law, then the highest rates permitted by law shall apply. Navistar Financial Corporation reserves the right to change the rate of interest on newly booked Floor Plan Notes at any time.

5. Flat Rate: A flat charge, currently .00065%, will be charged on the outstanding Floor Plan Note balance on the last day of each month to the Borrower’s monthly accounts receivable statement. In no event will the flat charge be less than $450.00 per month as long as a Floor Plan balance is owed to Lender at month end. Payment is due immediately upon receipt each month by Borrower of the Borrower’s accounts receivable statement. The flat charge may be changed at any time by Lender giving Borrower ten (10) days prior written notification.

6. Payment: All Floor Plan Notes shall accrue interest until Lender or its assignee receives full settlement upon established terms. Settlement may be transmitted to Lender by check or wire transfer, and credit will be applied effective the next banking day following an initiating message, provided that the initiating message is received by lender by 12:00 noon, Borrower’s local time. If payment is received by a Borrower’s check, Floor Plan Notes shall accrue interest to and including the second (business or banking) day after such remittance is received by the designated bank lock box.

7. Application of Proceeds: The credit for each Floor Plan Note accepted hereunder will be applied as follows:

(a)	First to the balance owing to the Lender or manufacturer for the sold Equipment covered by such Floor Plan Note;

(b)

If Borrower is not further indebted to Lender for the sold Equipment covered by such Floor Plan Note, the balance may be applied, at the option of Lender, against other obligations owing to Lender or its affiliates, paid in cash to the Borrower, or paid as directed by Borrower.

8. Additional Documentation: At Lender’s request, Borrower agrees to deliver to Lender the manufacturer’s certificate of origin, the Certificate of Title, if a Certificate of Title has been issued for Used Equipment, and agrees to execute such other documents as may be required by Lender.

9. Modification: Any term or condition of this Agreement may be modified by Lender from time to time by the issuance of written finance bulletins. No representative of Lender, except for the President or any Vice President, in writing, may waive any provision of the Agreement or modify its terms.

WFPT-2.02	Page 2 of 2	Exhibit A (NonUtility-New)

EXHIBIT B

GUARANTY
(For Wholesale)
FH-217

THIS CONTINUING UNCONDITIONAL GUARANTY (this “Guaranty”), is made by the undersigned (“Guarantor,” or if made by more than one person or entity, collectively, “Guarantor”) to NAVISTAR FINANCIAL CORPORATION (“NFC”), and any and all of its affiliates (collectively “Affiliates”) whose principal address is 425 N. Martingale Rd. Schaumburg, IL 60173 (NFC and Affiliates are referred to collectively as “Companies”).

R E C I T A L S: WHEREAS, __________________________________, a(n)
Capsource Equipment Company, Inc.
Nevada Corporation,                                , whose principal office is located at
15609 Valley Blvd. Fontana, CA 92335                                 (“Obligor”) desires and may desire from
time to time to obtain financial accommodations from Companies including, without limitation, wholesale (floor-plan) financing, parts financing, open account financing, capital loans, or other loans (whether pursuant to wholesale (floor-plan) financing arrangements, parts security agreements, open account financing arrangements, capital loan and security agreements or other instruments or agreements); and

          WHEREAS, Companies are requiring this Guaranty as a condition to extending or continuing to extend any financial accommodations to Obligor; and

          WHEREAS, because of the ownership, business relations or other circumstances existing with respect to Obligor and Guarantor, Guarantor has determined that Guarantor will economically benefit by entering into this Guaranty, thereby inducing Companies to provide the aforementioned financial accommodations to Obligor.

          1. Guaranty. Guarantor hereby absolutely and unconditionally guarantees: (a) the prompt payment of all monetary obligations of any sort which Obligor is now or may hereafter become liable to Companies (“Monetary Obligations”), whether pursuant to the agreements referenced in the first WHEREAS clause above or other agreements or instruments (collectively, “Agreements”), all as and when such Monetary Obligations become due under such Agreements; and (b) the full and timely performance of each and every other obligation of Obligor under the Agreements (“Non-Monetary Obligations”); for which such Monetary Obligations and Non-Monetary Obligations (collectively, “Obligations”) Guarantor shall be jointly and severally liable with Obligor. Guarantor expressly acknowledges that this Guaranty will apply not only to Agreements entered into as of the date hereof, but also to any additional Agreements and all amendments, and schedules and other supplements of any Agreements which are entered into prior to the termination of this Guaranty.

          2. Actions by Companies Not to Affect Liability. The liability of Guarantor hereunder shall not be affected by: (a) the renewal, extension, modification, termination or acceleration of an Agreement by lapse of time or otherwise (all of which are hereby authorized by Guarantor) or a release or limitation of the liability of Obligor or Obligor’s estate under any Agreement in any bankruptcy or insolvency proceeding; (b) any extension in the time for making any payment due under an Agreement or acceptance of partial payment from Obligor; (c) the acceptance or release by Companies of any additional security or any other guaranty for the performance of Obligor’s obligations under an Agreement; (d) the failure during any period of time whatsoever of Companies to attempt to collect any amount due under an Agreement from Obligor or any other guarantor of an Agreement or to exercise any remedy available under an Agreement, any other guaranty of an Agreement or any other security instrument given as security for performance of an Agreement, in the event of a default in the performance by Obligor of the

WFPT-2.02	Page 1	Exhibit B

terms of an Agreement; (e) Companies’s consent to any assignment(s) or successive assignments of an Agreement, or any subletting or successive subletting of any of the equipment covered by a lease constituting an Agreement; (f) any assignment or successive assignments of Companies’s interest under an Agreement (whether absolute or as Equipment); (g) Companies’s consent to any changed, expanded or different use of the equipment which is the subject of, or was financed pursuant to, an Agreement; (h) the assertion by Companies against Obligor of any rights or remedies reserved or granted to Companies under an Agreement, including the commencement by Companies of any proceedings against Obligor; (i) any assignment or other transfer, by operation of law or otherwise, of any or all of Obligor’s interest in an Agreement or any equipment which may have been the subject thereof or financed pursuant thereto; or (j) any dealings, transactions or other matter occurring between Companies and Obligor or between Companies and any Guarantor; whether or not a Guarantor has knowledge or has been notified of or agreed to any of the foregoing.

          3. Waivers. Guarantor hereby expressly waives: (a) notice of acceptance of this Guaranty; (b) presentment, demand, notice of dishonor, protest and notice of protest, and all other notices whatsoever, including, without limitation, notice of any event or matter described in Section 2 hereof; (c) any and all claims or defenses based upon lack of diligence in: (i) collection of any amount the payment of which is guaranteed hereby; (ii) protection of any Equipment or other security for an Agreement or the failure to perfect or maintain perfection of any security interest granted as security for any Obligations under an Agreement; (iii) realization upon any other security given for an Agreement; (iv) the discharge, liquidation or reorganization of Obligor in bankruptcy or the rejection of an Agreement by Obligor or a trustee in bankruptcy; or (v) the discharge or bankruptcy of any Guarantor or any other guarantor of an Agreement; (d) any and all defenses of suretyship; (e) the release of, or failure to prosecute the obligations of, any other guarantor of an Agreement, whether or not such other guarantor is a Guarantor hereunder; and (f) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor. IN ADDITION, GUARANTOR HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS GUARANTY.

          4. Nature of Remedies. No delay or omission on the part of Companies in the exercise of any right or remedy hereunder shall operate as a waiver thereof. All remedies of Companies hereunder shall be in addition to, and exercisable consecutively or concurrently in any combination with any and all remedies available to Companies by operation of law or at equity or under an Agreement or any other guaranty or security agreement, and Companies may exercise its remedies hereunder against a Guarantor without the necessity for any suit or proceedings of any kind or nature against Obligor or any other Guarantor or any other guarantor or against any security, and without the necessity of any notice to Obligor or Guarantor of nonpayment, nonobservance, nonperformance or other default by Obligor under an Agreement. Written acknowledgment by Obligor or the judgment of any court establishing the amount due from Obligor shall be conclusive and binding on Guarantor.

          5. Costs of Collection. In the event of the enforcement of this Guaranty by Companies, Companies shall be entitled to collect from Guarantor, Companies’s costs of collection and enforcement, including, without limitation, reasonable attorneys’ fees.

          6. Subordination. Any current or future liability of Obligor to Guarantor (whether or not arising out of a payment by Guarantor under this Guaranty) is hereby subject and subordinated to Companies’s rights against Obligor under the Agreements.

          7. Assignment. This Guaranty shall not be assignable by Guarantor, but shall be binding upon the successors to and legal representatives of Guarantor. This Guaranty shall be assignable by Companies, both absolutely and as Equipment, and shall inure to the benefit of their respective successors and assigns.

          8. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the law of the State of Illinois.

WFPT-2.02	Page 2	Exhibit B

          9. Severability. If any term, restriction or covenant of this Guaranty is deemed illegal or unenforceable, all other terms, restrictions and covenants and the application thereof to all persons and circumstances subject hereto shall remain unaffected to the extent permitted by law; and if any application of any term, restriction or covenant to any person or circumstances is deemed illegal, the application of such term, restriction or covenant to other persons and circumstances shall remain unaffected to the extent permitted by law.

          10. Reinstatement. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor agrees that, to the extent that Obligor makes a payment or payments to Companies, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Obligor, its estate, trustee, receiver or any other party, including, without limitation, a Guarantor, under any bankruptcy law, state or federal law, common law or equitable theory, then to the extent of such payment or repayment, Obligor’s Obligations under the Agreements or the part thereof which has been paid, reduced or satisfied by such amount, and Guarantor’s obligations hereunder with respect to same, shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

          11. Financial Statements. Guarantor hereby represents and warrants to Companies that the signed financial statements delivered by Guarantor to Companies are true, accurate and correct.

          12. Information About Obligor. Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Obligor, and any and all other guarantors of the Agreements and of all other circumstances bearing upon the risk of nonpayment or nonperformance of Obligor that diligent inquiry would reveal and Guarantor hereby agrees that Companies shall have no duty to advise Guarantor of information known to Companies regarding such condition or any such circumstances or to undertake any investigation with respect thereto. If Companies, in its sole discretion, undertakes at any time or from time to time to provide any such information to Guarantor, Companies shall be under no obligation to update any such information or to provide any such information to Guarantor on any subsequent occasion.

          13. Joint and Several Obligations. If there is more than one Guarantor hereunder, the obligations of each Guarantor hereunder are joint and several with all other Guarantors.

          14. Termination by Guarantor. This Guaranty may be terminated by Guarantor giving Companies ten (10) days written notice thereof, but such termination shall only be effective as to Agreements and amendments and schedules and other supplements to Agreements entered into after the effective date of such termination. If there is more than one (10) Guarantor hereunder, but less than all such Guarantors sign the termination notice, then such termination shall be effective (as described above) only as to those Guarantors signing the notice; and the obligations of the remaining Guarantors shall remain unaffected by such notice.

          15. Notices. All notices hereunder shall be personally delivered, sent by registered or certified U.S. mail or sent by a nationally recognized overnight courier service, in each instance to the address set forth herein or such other address as Guarantor or Companies may provide by notice to the other. Notices will be deemed given when received if delivered personally (or if delivery is refused, when refused), three (3) business days after being mailed, postage prepaid, or one (1) business day after being sent by such overnight courier.

WFPT-2.02	Page 3	Exhibit B

IN WITNESS WHEREOF, the undersigned has (have) executed this Guaranty as of the day of ____________________________________________.

Individual Guarantor:
(Signature:)
(Print Name:)

(Address:)

Individual Guarantor:
(Signature:)
(Print Name:)

(Address:)

Individual Guarantor:
(Signature:)
(Print Name:)

(Address:)

Individual Guarantor:
(Signature:)
(Print Name:)

(Address:)

Corporate Guarantor:
(Corporate Name:) Capsource Financial, Inc.

(State of Formation, Incorporation or Organization:)
Nevada

By:
Title: President
Corporate Address:
2305 Canyon Boulevard Suite 103

Boulder, CO 80302

Attest:

Corporate Guarantor:
(Corporate Name:)

(State of Formation, Incorporation or Organization:)

By: Title:

Corporate

Address:

Attest:

Corporate Guarantor:
(Corporate Name:)

(State of Formation, Incorporation or Organization:)

By: Title:
Corporate
Address:

Attest:

Corporate Guarantor:
(Corporate Name:)

(State of Formation, Incorporation or Organization:)

By: Title:
Corporate

Address:

Attest:

W FPT-2.02	Page 4	B Signatory

EXHIBIT E SIGNATORY AUTHORIZATION

Date: April 14, 2006

          In order to facilitate the financing of the undersigned’s purchase of (1) new goods in accordance with dealer or distributor floor plan financing arrangements from International Truck and Engine Corporation (hereinafter “Seller”), or (2) used goods in accordance with used floor plan financing arrangements with Navistar Financial Corporation (“NFC”), or (3) new goods manufactured by equipment manufacturers other than Seller (including but not limited to IC Corporation) for which the undersigned has in place existing floor plan financing arrangements with NFC, the undersigned hereby authorizes, severally, employees of Navistar Financial Corporation regularly assigned responsibility for processing new or used floor plan financing agreements the following duties and responsibilities. To execute for and in the name of and on behalf of the undersigned notes payable to the order of Seller and/or NFC and other documents and instruments, including but not limited to security instruments and requests for floor plan financing, regularly used by (i) Seller in conjunction with sales on floor plan terms to its dealers or distributors for the amounts of the obligations of the undersigned, (ii) NFC in conjunction with its used floor plan financing arrangements with the undersigned for the amounts of the obligations of the undersigned, (iii) NFC in conjunction with its floor plan financing arrangements with the undersigned with respect to new Equipment manufactured by equipment manufacturers other than Seller (all of the foregoing hereinafter collectively reffered to as “Notes”). Any person designated above executing any such Note is hereby authorized to make an affidavit or acknowledgment necessary for the filing or recording of such Note.

          In order to further facilitate the financing of (1) the undersigned’s purchases of new goods from Seller, (2) used goods from (i) Seller or any affiliate of Seller, (ii) a third party or (iii) a retail customer as part of a trade in, or (3) new goods manufactured by equipment manufacturers other than Seller, the undersigned hereby authorizes, as an alternative to delivery to NFC of manually executed Notes and other documents and instruments, including but not limited to security instruments or trade note requests, the acceptance and reliance thereon by NFC of a typed, printed, facsimile, or other electronically transmitted or modem transmitted signature or other evidence of authorization from Borrower.

          Seller or NFC shall give prompt written notice of each Note executed pursuant to this authorization. This authorization shall be effective from the date hereof until Seller or NFC is notified in writing of the rescission of the authority. This Signatory Authorization supersedes any prior signatory authorization addressed to Seller or NFC.

Name:	Capsource Equipment Company, Inc.

By:

Title:

Address:	15609 Valley Blvd. 15609

Valley Blvd. Fontana, CA 92335

(State whether owners or partners, if Corporation, state office)

WFPT-2.02	Page 1 of 2	Exhibit E

EXHIBIT E (Continued) MINUTES OF MEETING OF DIRECTORS

The Directors of_________________________________________ met on the Capsource Equipment Company, Inc.
day of________________________________________ , in a meeting duly called by the President of the
Corporation, in accordance with the provisions of the By-Laws of said Corporation, with a quorum of the Board of Directors present.

          Upon motion duly made, seconded and unanimously passed by a vote of all Directors present, it was “Resolved that the President of this corporation be authorized to execute a Signatory Authorization, the provisions of which are quoted herein in its entirety as follows:

          “In order to facilitate the financing of the undersigned’s purchase of (1) new goods in accordance with dealer or distributor floor plan financing arrangements from International Truck and Engine Corporation (hereinafter “Seller”), or (2) used goods in accordance with used floor plan financing arrangements with Navistar Financial Corporation (“NFC”), or (3) new goods manufactured by equipment manufacturers other than Seller (including but not limited to 1C Corporation) for which the undersigned has in place existing floor plan financing arrangements with NFC, the undersigned hereby authorizes, severally, employees of Navistar Financial Corporation regularly assigned responsibility for processing new or used floor plan financing agreements the following duties and responsibilities. To execute for and in the name of and on behalf of the undersigned notes payable to the order of Seller and/or NFC and other documents and instruments, including but not limited to security instruments and requests for floor plan financing, regularly used by (i) Seller in conjunction with sales on floor plan terms to its dealers or distributors for the amounts of the obligations of the undersigned, (ii) NFC in conjunction with its used floor plan financing arrangements with the undersigned for the amounts of the obligations of the undersigned, (iii) NFC in conjunction with its floor plan financing arrangements with the undersigned with respect to new Equipment manufactured by equipment manufacturers other than Seller (all of the foregoing hereinafter collectively referred to as “Notes”). Any person designated above executing any such Note is hereby authorized to make any affidavit or acknowledgment necessary for the filing or recording of such Note.

          In order to further facilitate the financing of (1) the undersigned’s purchases of new goods from Seller, (2) used goods from (i) Seller or any affiliate of Seller, (ii) a third party or (iii) a retail customer as part of a trade in, or (3) new goods manufactured by equipment manufacturers other than Seller, the undersigned hereby authorizes, as an alternative to delivery to NFC of manually executed Notes and other documents and instruments, including but not limited to security instruments or trade note requests, the acceptance and reliance thereon by NFC of a typed, printed, facsimile, or other electronically transmitted or modem transmitted signature or other evidence of authorization from Borrower.

          Seller or NFC shall give prompt written notice of each Note executed pursuant to this authorization. This authorization shall be effective from the date hereof until Seller or NFC is notified in writing of the rescission of the authority. This Signatory Authorization supersedes any prior signatory authorization addressed to Seller or NFC.”

          There being no further business, upon proper motion, the meeting adjourned.

Secretary
Approved:

President

WFPT-2.02	Page 2 of 2	Exhibit E

EXHIBIT F
LIST OF DEALER’S PRINCIPAL PLACE OF BUSINESS;
LIST OF ALL OTHER DEALER LOCATIONS

Please list full addresses for the Dealer’s principal place of business and all other locations of Dealer where the Equipment may be located.

1. (List address, state and zip code of Dealer’s principal place of business):

Capsource Equipment Company, Inc.
15609 Valley Blvd.
Fontana, CA 92335

2. (List address, state and zip code of all locations where Equipment may be stored. If the additional location is owned or operated by some other entity than the dealer, list the name of the entity).

WFPT-2.02	Page 1 of 1	Exhibit F

EXHIBIT G

Certificate of Director’s Resolution

I, _____________________________________ , do hereby certify that I am the Corporate Secretary of
Capsource Equipment Company, Inc. Nevada Corporation, a

and that I have access to certain records of said corporation, including the minutes of the meetings of its directors and shareholders, the By-laws and Articles of Incorporation, and the seal of said corporation.

          I do further certify that the following is a true and correct copy of a resolution of the corporation’s directors approved by them at a special meeting of the directors which was held, pursuant to valid notice or waiver of notice, on _________________________________________________________:

          Resolved, that________________________________________ , as of the Corporation, is authorized on behalf of the Corporation to enter into a certain Wholesale Floor Plan Financing Agreement For Trailer Dealers (the “Loan Agreement”) between the Corporation, as borrower, and Navistar Financial Corporation, as lender, together with the exhibits, notes and other agreements provided for in said Loan Agreement, all in consideration of an extension of wholesale floorplan financing from Navistar Financial Corporation to the Corporation.

In witness whereof, I have hereunto set my hand and affixed the corporate seal of Capsource Equipment Company, Inc. , at
________________________________________________this	day of ___________________________________

Secretary

WFPT-2.02	Page 1 of 1	Exhibit G

EXHIBIT H

NAVISTAR FINANCIAL CORPORATION
SUMMARY OF INSURANCE
USED EQUIPMENT AND NEW NON-INTERNATIONAL FLOOR PLAN

Used Equipment and New Non-International Equipment delivered to dealers on approved Navistar Financial Corporation floor plan terms, and settled for by notes payable to, or which are assigned to Navistar Financial Corporation. Such insurance will be provided through an “All Risk” Physical Damage Policy, Double Interest Form, issued to NFC or its assignee as an additional Named Insured. A summary of the provisions of the insurance coverage is as follows:

A. Term of Insurance:

Coverage becomes effective from the time Navistar Corporation:

1.	Acquires a dealer floor plan note covering such Used Equipment or New Non-International Equipment; or

2.

          Is notified by the Dealer that the Dealer has acquired possessions and title to Used Equipment as part of the Proceeds from the sale of Equipment on which Navistar Financial Corporation has a dealer floor plan note, and provided Navistar Financial Corporation has a financial interest therein.

3.	Coverage expires the earliest:
	a.	When the equipment is sold, leased, placed in use, or otherwise disposed of;
	b.	Upon satisfaction of Navistar Financial Corporations interest; or
	c.	Upon cancellation of coverage.

B. Policy Insures Against Direct and Accidental Loss or Damage Caused by:

1.	Fire

2.	Explosion

3.	Windstorm

4.	Hail

5.	Earthquake

6.	Flood

7.	Mischief or Vandalism

8.	The sinking, burning, collision or derailment of any conveyance transporting the Equipment insured

9.	Theft - except the policy does not cover loss resulting from:

a.

The Dealer voluntarily parting with title to any Equipment whether or not induced to do so by any fraudulent scheme, trick, device or false pretense or otherwise; and theft, larceny, robbery or pilferage committed by any person, including any employee, entrusted by the Dealer with possession of the merchandise.

	b.	Inventory shortage, unexplained loss, or mysterious disappearance shall not be presumed due to theft;

10.

Collision - limited to direct and accidental loss of or damage to the insured Equipment while parked or stored on the Dealer’s property and resulting from collision by another Equipment not owned or operated by the Dealer or his employee(s).

11.	Aircraft or objects falling therefrom.

C. Deductibles:

The deductibles are as follows:

1.	$100 per occurrence (loss) for fire, theft (except of an entire Equipment) and specified perils coverage (including vandalism and malicious mischief).

2.	$250 per occurrence for collision (must occur on dealer’s property).

3.	2% of net loss ($250 minimum) for theft of the entire Equipment.

D. Extent of Insurance Protection:

1.

Payment - NFC may pay for the loss in money or may repair or replace the Equipment or such part thereof, as set forth below, or may take all or such part of the Equipment at the agreed or wholesale value but there shall be no abandonment to the insurer. In no event shall the liability of NFC exceed the lesser of:

a.

The Dealer’s cost to repair or replace any new Equipment or such part thereof with other of like, kind or quality, with deduction for depreciation (Dealer’s cost is established by using dealer cost for parts and 80% of the Dealer’s published labor rate); or

	b.	The principal balance on the related wholesale note at the time of the loss, plus the amount of regularly scheduled curtailments paid by the Dealer.

2.

Limits of Liability - The maximum single loss per any one Dealer at any one location shall not exceed $7,000,000 on Equipment possessed by the Dealer under each Agreement for purchase and financing of the Equipment described herein. For the purpose of this paragraph, the main sales facility and all contiguous lots represent one location, and each noncontiguous lot represents a separate location.

E. Exclusions - Coverage does not apply to the following:

1.	Wear and tear, freezing, mechanical or electrical breakdown unless caused by other loss covered by the insurance.

2.	Blowouts, punctures or other road damage to tires unless caused by other loss covered by the insurance.

3.	Loss caused by declared or undeclared war, or insurrection, or any of their consequences.

4.	Loss caused by the explosion of a nuclear weapon or its consequences.

5.	Loss caused by radioactive contamination.

6.	Loss to tape decks or other sound reproducing equipment, not permanently installed in a covered auto.

7.	Loss to tapes, records, or other sound reproducing devices designed for use with sound reproducing equipment.

8.

          Loss to any sound receiving equipment designed for use as a citizens’ band radio, two-way mobile radio, or telephone or scanning monitor receiver, including its antennae and other accessories, unless permanently installed in the dash or console opening normally used by the auto manufacturer for the installation of a radio.

9.	To merchandise destined for export or covered under the provisions of any ocean marine cargo insurance contract.

	10.	To merchandise and equipment loss due to conversion, embezzlement or secretion by any persons in lawful possession of any merchandise covered hereunder.

	11.	Against unexplained loss, mysterious disappearance or shortage disclosed upon taking inventory.

	12.	Acts of Terrorism.

F.

Other Insurance - This insurance shall be considered as excess insurance where other insurance exists in the name of or for the benefit of the Dealer, and this insurance shall not apply nor contribute to the payment of any loss until all other insurance shall have been exhausted.

G.

Terms and Conditions - Terms and conditions of this Summary of Insurance for Dealers are subject to change by NFC at any time without notice. No representative of NFC, except for the President or Vice President, has the authority to waive any of the provisions of this exhibit or to modify or change any of its items.

     This schedule of floor plan terms is attached to and made a part of a certain Wholesale Floor Plan Financing Agreement for Trailer Dealers dated April 14, 2006 by and between the Dealer and NFC.

NAVISTAR FINANCIAL CORPORATION	Capsource Equipment Company, Inc.

Dealer

By:	By

Title:	Title

EXHIBIT I

NAVISTAR FINANCIAL CORPORATION
DEALER FINANCING PROGRAM
FOR TRAILER DEALERS

          This Dealer Retail Financing Program Agreement (this “Agreement”) is entered into this 14th day of April 2006, between__________________________________ Capsource Equipment Company, Inc. a(n) whose principal place of business is located at Nevada Corporation 15609 Valley Blvd. Fontana, CA 92335 (the “Dealer”) and Navistar Financial Corporation and/or Navistar Leasing Company and/or Harco Leasing Company (collectively “Lender”), located at 425 N. Martingale Rd. Schaumburg, IL 60173.

I.	TERMS OF THE RETAIL FINANCING PROGRAM

A.	APPROVAL AND ACCEPTANCE. Dealer agrees to comply with the terms and conditions of the Lender’s retail financing program described herein.

Lender’s credit approval in the form of a written Finance Sales Proposal (the “FSP”) is required before the Dealer delivers any Equipment to the retail customer. If Lender does not or has not given its credit approval and the related Equipment has been delivered to a retail customer, the Dealer will immediately pay Lender for such Equipment in cash if such Equipment was floorplanned for Dealer by Lender.

There shall be no obligation on the part of Lender to enter into any retail contract with any retail customer for which Lender has given credit approval unless the retail contract is in compliance with all terms and conditions of the related FSP and the retail contract has been properly completed and signed.

B.

DIRECT CREDIT - NEW. Upon its acceptance of a retail contract with a retail customer covering new Equipment, Lender agrees to allow credit for each retail contract at face value, less the charge for any physical damage insurance if it is to be arranged through Lender, less Lender’s applicable net return rate in effect at the time of acceptance of such retail contract, and less credit, if any, to the Dealer’s Reserve Account as provided for in Section V. below. In no case shall the amount accepted for direct credit exceed the lesser of (i) 105% of the Dealer’s FOB factory price of the Equipment or (ii) 100% of Dealer net cost of Equipment, plus any sales or similar tax assessed on the sale of Equipment.

Records pertaining to the purchase and sale of Equipment relating to the retail contract shall be retained by the Dealer and made available to Lender for a period of at least two years after there is no longer any amount owing under the retail contract.

C.

DIRECT CREDIT - USED. Upon its acceptance of a retail contract with a retail customer covering used Equipment, Lender agrees to allow credit for each retail contract at face value, less the charge for any physical damage insurance if it is to be arranged through Lender, less Lender’s applicable net return rate in effect at the time of acceptance of such retail contract, and less credit, if any, to the Dealer’s Reserve Account as provided in Section V. below.

D.

APPLICATION OF PROCEEDS FROM RETAIL CONTRACT. Lender shall apply the proceeds funded on each retail contract to the Dealer’s indebtedness, if any, to Lender for the Equipment covered by such retail contract and/or any vendor who has sold a component of the Equipment to the Dealer. If Lender pays the Dealer for a component sold by a vendor for which the Dealer has previously paid the vendor, the Dealer must provide Lender with copies of the paid vendor invoices prior to any payment being made to the Dealer. Any remaining portion of the proceeds not so applied will, at Lender’s option, be applied to other obligations of the Dealer to Lender. Any remaining proceeds will be paid to the Dealer in cash.

W FPT-2.02	Page 1 of 7	Exhibit I

E.

INTEREST RATE. In no case shall the interest rate charged in any retail contract by the Dealer to the retail customer be less than Lender’s established net return rate then in effect unless otherwise limited by law.

II.	REPRESENTATIONS AND WARRANTIES

At the time any such retail customer enters into a retail contract with Lender and at all times thereafter, Dealer represents and warrants to Lender that as to such retail contract:

1.	That the down payment and terms of sale are in compliance with the terms and conditions of the FSP at the time each retail contract is entered into by the retail customer;

2.	That the retail contract is valid and free from all defenses, offsets or counterclaims;

3.	That Lender has a first priority lien and is the only lienholder on the Equipment relating to the retail contract;

4.	That the Dealer has filed and/or recorded all necessary documents in accordance with any and all applicable laws in order to perfect a first lien in favor of Lender with respect to the Equipment;

5.

That all statements contained in the retail contract are true and correct and tha the retail customer’s credit application and financial statements are true and correct to the best of Dealer’s knowledge;

6.

That the retail customer’s Credit Application has been properly signed by the retail customer and that Dealer has verified that the retail customer is actually the person or representative of the retail customer;

7.

That no part of the down payment or of any loan payment has been advanced, directly or indirectly, by the Dealer to the retail customer, and that such down payment or loan payment represents cash actually received and/or an allowance for Equipment taken in trade, and that the down payment does not satisfy any obligation of the retail customer to the Dealer;

8.	That on the date the retail contract is entered into with Lender, the Equipment has been delivered;

9.	That the transaction represented by the retail contract is an actual bona fide sale in the ordinary course of the Dealer’s retail business.

III.	REQUIRED FORMS AND INFORMATION

Each retail contract shall be on a form or forms supplied by Lender for that purpose, and be accompanied by a completed Lender Credit Application signed by the retail customer, and such other information as Lender may request.

IV.	INSURANCE INFORMATION

In those instances where physical damage insurance coverage is not financed under the retail contract, dealer shall verify that such Equipment is fully insured in a manner satisfactory to Lender for physical damage and specified perils coverage at the time of retail delivery. The Dealer shall provide evidence to

WFPT-2.02	Page 2 of 7	Exhibit I

Lender of such insurance, including the name of the insurance company, policy number, and expiration date, along with a loss payable form showing Lender as sole loss payee as its interest may appear.

V.	DEALER RESERVE ACCOUNT

A.

ESTABLISHING DEALER RESERVE ACCOUNT. As security for, and not in lieu of, performance by the Dealer of all obligations under this Agreement, now and in the future, a reserve account in the Dealer’s name will be established (hereinafter referred to as the “Dealer’s Reserve Account”).

B.	APPLICATION TO RESERVE ACCOUNT. Such Dealer’s Reserve account:

1.	Shall be credited with that portion of the interest rate on retail contracts accepted by Lender in excess of Lender’s applicable net return rate, but only under the following conditions:

a.	When the interest rate in the retail contract does not exceed the maximum applicable legal rate; and

b.	When Equipment covered by such retail contract is insured in a manner satisfactory to Lender.

2.

Shall be debited with the unearned portion of the interest credited above, on each retail contract repurchased by the Dealer, prepaid by the retail customer, including any portion of a refunded insurance payment, or as to Equipment repossessed from the retail customer. In the event no Dealer Reserve Account balance exists, the Dealer shall reimburse Lender in cash for the amount owed to Lender as a result of any of the foregoing.

3.

May be debited without notice to Dealer for all losses of any kind, including out-of-pocket expense, sustained by Lender by reason of the Dealer’s failure to promptly fulfill any representations, warranties, or obligations imposed under the terms of this Agreement.

4.

If for any reason the Dealer has an obligation to repurchase Equipment which has been repossessed or recovered by Lender under the terms of this Agreement and the Dealer does not repurchase said Equipment within the time period prescribed by this Agreement, Lender may sell such repossessed Equipment at public or private sale with or without notice to the Dealer. Lender will credit the proceeds of such sale, less any recondition or out-of-pocket expense related to such Equipment, to the Unpaid Balance attributable to such Equipment. The Dealer also agrees to pay Lender any balance remaining due that is attributable to such Equipment after such credit is applied, or at Lender’s option, Lender may elect, without any prior notice to Dealer, to charge said balance to Dealer’s Reserve Account. The right to charge the Dealer’s Reserve Account with the balance owing on a defaulted retail contract shall not be construed to limit in any way the Dealer’s liability, if any, hereunder with respect to the payment of such retail contract. The Dealer agrees to pay all expenses, including reasonable attorney’s fees, incurred by Lender in the enforcement of the terms, liabilities and obligations of the Dealer pursuant to this Agreement by suit or otherwise.

C.	PAYMENT OF DEALER’S RESERVE ACCOUNT.

1.

If the Dealer shall not be indebted to Lender upon any past due obligations of any nature, under this Agreement or otherwise, and Lender does not for any reason reasonably deem itself insecure, Lender, at its option, as soon as convenient after January 1, April 1, July 1 and October 1 of each year, may pay to the Dealer from the Dealer’s Reserve Account, the credit balance thereof on that date in excess of the greater of $1,000 or 3% of the aggregate balance then owing on all retail contracts relating to this Agreement.

WFPT-2.02	Page 3 of 7	Exhibit I

2.

At Lender’s option, a special payment of 50% of the applicable participation in finance charge may be made following each month-end to the Dealer on all retail contracts accepted and entered into by Lender during the previous month.

VI.	RETAIL LOAN AGREEMENT DEFAULT

A.

LENDER’S RIGHTS/OPTIONS. Upon any default occurring under the terms and conditions contained in a retail contract relating to this Agreement, Dealer acknowledges and agrees that Lender has the following rights/options:

1.

Compromises. Lender may, without notice to or consent of the Dealer, in lieu of repossessing Equipment from a retail customer or pursuant to an order of the bankruptcy court if the retail customer commences a bankruptcy proceeding or involuntarily becomes a debtor in such a proceeding, compromise the balance owing on any retail contract accepted hereunder. In the event of such compromise the Dealer agrees to pay Lender any limited liability, if any, as provided for herein, as the result of such compromise. In no event will the Dealer’s limited liability exceed that agreed to by the Dealer on any retail contract with respect to any unpaid balance on a retail contract. However, should Dealer be found to have breached any of the representations and warranties contained in this Agreement, Dealer will be fully liable to Lender for the unpaid balance of the retail contract.

2.

Renewal Options. Lender may, without notice to or consent of the Dealer, refinance, rewrite, renew, or extend any retail contract to effect a repossession from the retail customer at an agreed upon price, without affecting any of the Dealer’s liabilities and obligations under this Agreement.

3.	Remarketing Assistance: Upon request of Lender, Dealer agrees to assist in the remarketing of repossessed or recovered Equipment on Lender’s behalf in accordance with the following:

a.	The terms of re-sale will be established by Lender, in writing.

b.	Lender represents and warrants that it has good and marketable title to such Equipment and there are no liens against the Equipment of which Lender is aware.

c.

Such Equipment shall be stored without charge on Dealer’s premises separately from Dealer’s other inventory but shall be displayed in the same or similar manner as other inventory for sale at retail or lease.

d.	Necessary reconditioning will be agreed upon at the time any Equipment is repossessed or recovered.

e.

Dealer shall use its best efforts to re-market and with Lender’s prior concurrence, sell all such Equipment in a commercially reasonable manner under the terms hereof. Proceeds received by Dealer from the sale of such Equipment shall be immediately remitted to Lender.

B.

OPTION TO REPURCHASE IF NON-RECOURSE. If Lender repossesses or recovers Equipment relating to any retail contract which is non-recourse to Dealer, subject to the terms of this Agreement, Lender has an option to allow the Dealer to purchase any part or all of the Equipment for the Unpaid Balance (as defined in this paragraph) of the related retail contract. The terms of the Dealer’s repurchase shall be contained in the written notice Lender gives to the Dealer. “Unpaid Balance” shall be defined in this Agreement as “the gross unpaid balance of the retail contract, less unearned finance charges, plus late charges, accrued interest and Lender’s expenses and reasonable attorney’s fees incidental to recovery or repossession of the Equipment.”

WFPT-2.02	Page 4 of 7	Exhibit I

C.	DEALER’S NONRECOURSE/LIMITED LIABILITY/REPURCHASE OPTION

1.

Non-recourse to Dealer: All retail customers approved by Lender for this retail financing program will be on a non-recourse basis to the Dealer, unless subject to the provisions of Section C.2, C.3 and C.4 below, if applicable.

2.

Optional Limited Recourse Obligation: Lender reserves the right as a condition of making a a retail customer, to require Dealer to have a limited liability obligation with respect to any pa retail contract. Dealer has no obligation to agree to any limited recourse obligation, in which Lender’s proposal to finance the retail customer will be void and Lender shall have no liability respect thereto. Any limited recourse obligation agreed to by Dealer will make the Dealer liab a percentage of the Unpaid Balance of any retail contract covering the Equipment. The perce of the Unpaid Balance of any particular retail contract for which Dealer is liable will be eviden and shown on the FSP for the particular retail contract.

3.

Settlement Provisions on Repossessed or Recovered Equipment subject to Limited Liability 10 days after the date any Equipment is eligible for resale following repossession or recover Dealer will elect one of the following settlement options:

a.

If Lender makes an offer to Dealer to repurchase the Equipment, accept Lender’s of purchase the Equipment for an amount equal to the Unpaid Balance. Dealer shall p cash, the amount of the Unpaid Balance of the related retail contract.

b.

Pay Lender Dealer’s Limited Liability Obligation. If Dealer selects this option, and the Equipment is being stored on any of the Dealer’s premises, Dealer will deliver the Equipment to Lender within five (5) days from the date of such election, at Dealer’s ex to a location specified by Lender. Dealer shall not make any repairs to or recondition Equipment during the ten (10) day option period or five (5) day delivery period except previously authorized by Lender in writing.

If the Dealer fails to elect one of the foregoing options within the ten (10) day option peri Dealer shall be deemed to have elected to purchase the Equipment in accordance with t provisions of Paragraph C.3a above.

4.

Optional Repurchase Obligation: Lender reserves the right as a condition of making to a retail customer, to require Dealer to repurchase the Equipment with respect to an particular retail contract. Dealer has no obligation to accept the repurchase obligatio which case, Lender’s proposal to finance the retail customer will be void and Lender have no liability with respect thereto. Any repurchase obligation agreed to by Dealer make the Dealer liable for repurchasing the Equipment for the entire Unpaid Balance (as defined above) of the related retail contract. The obligation of Dealer to repurcha Equipment will be evidenced by and shown on the FSP for the particular retail contra

The Dealer’s repurchase obligation as set forth herein is contingent upon tender to th Dealer of any such repossessed or recovered Equipment within 180 days after the m of the earliest original or refinanced (extended) payment under the related retail contr However, if Lender is required to hold such Equipment for redemption, or for any rea or where such Equipment is involved in litigation or is held by or under jurisdiction of court or governmental agency for any period for any reason, the Dealer will accept te of any such Equipment as soon as Lender can tender delivery, notwithstanding the 180 day period mentioned earlier.

WFPT-2.02	Page 5 of 7	Exhibit

After delivery of repossessed or recovered Equipment to the Dealer which is subject to Dealer’s repurchase obligation, and until the Dealer has repurchased such Equipment, Lender may store such Equipment on the Dealer’s premises without cost. The Dealer’s possession of such Equipment shall be as a bailee with the duty to safely store the Equipment for Lender pending purchase by Dealer.

The Dealer will pay to Lender the Unpaid Balance of the retail contract within ten (10) days after Lender delivers the repossessed or recovered Equipment and a marketable title for the Equipment to the Dealer.

5.

Accountability upon Resale: It shall be the obligation of the Dealer to comply with all legal requirements for accounting to any purchaser relating to Equipment that was recovered or repossessed for any surplus proceeds received upon resale of such Equipment by the Dealer. The sale records required to be kept pursuant to this Agreement hereof shall be available for review by Lender for a period of two years from the date the retail contract has no remaining outstanding balance.

VII.	LENDER AND DEALER FURTHER AGREE

A.

BREACH OF ANY REPRESENTATION OR WARRANTY. Notwithstanding any provisions contained herein to the contrary, Dealer will purchase from Lender, for cash, in the amount of the Unpaid Balance, any retail contract with respect to which the dealer has breached any representation, covenant or warranty or other provision hereof. No formal tender of any retail contract for purchase by the Dealer shall be required under such circumstances.

B.

TERMINATION. This arrangement may be terminated at any time by either party, upon receipt of written notice. Upon termination any credit balance in the Dealer’s Reserve Account will not be disbursed to the Dealer; rather the credit balance will be held by Lender until all retail contracts relating to this Agreement and all obligations of Dealer to Lender under this arrangement or any other agreement by and between Dealer and Lender have been fully satisfied. Upon termination of this arrangement, any credit balance in the Dealer Reserve Account may be applied by Lender against any outstanding obligations of Dealer to Lender. Upon satisfaction of all obligations of Dealer to Lender any credit balance then remaining in the Dealer Reserve Account will be released to the Dealer. The termination of this arrangement shall not affect any rights or obligations of either party arising out of retail contracts that have been funded by Lender before such termination.

C.

ANNUAL FINANCIAL STATEMENTS. The Dealer agrees to maintain accounting records that will at all times accurately reflect the financial condition of its business and enable it to prepare monthly operating statements. The Dealer will send its fully detailed and audited annual financial (balance sheet) and operating (profit and loss) statements to Lender within sixty (60) days after the close of its fiscal year.

D.	PURPOSE: This Agreement is entered into for a business or commercial purpose.

E.

CHOICE OF LAW: This Agreement shall be governed by the internal laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect and in all other respects, including without limitation, the legality of all obligations of the Dealer herein, but excluding perfection and enforcement of the security interests relating to the Equipment referred to herein.

F.	WAIVER OF JURY TRIAL: Dealer hereby waives all rights to trial by jury in any action or proceeding which pertains directly or indirectly to this Agreement, the retail contracts or the Equipment.

WFPT-2.02	Page 6 of 7	Exhibit I

Accepted in Schaumburg, Illinois
Dealer:

NAVISTAR FINANCIAL CORPORATION:
Capsource Equipment Company, Inc.

By:	By:

WFPT-2.02	Page 7 of 7	Exhibit I

EXHIBIT B

See Exhibit 3.2 to CapSource’s Registration Statement on Form SB-2 filed October 7, 2002, as amended by CapSource’s Amendment No. 1 to Form SB-2 filed December 9, 2002.

Schedule 3.3

CapSource Financial, Inc. Subsidiaries

Name	Jurisdiction of Incorporation	Ownership
Capsource Equipment Company, Inc. (D/b/a Prime Time Trailers	Nevada	100%
Remolques y Sistemas de Aliados de Transportacion, S.A. de C.V. (d/b/a RESALTA)[1]	United Mexican States	100%[2]
Rentas Y Remolques de Mexico, S.A. de C.V. (d/b/a REMEX)[1]	United Mexican States	100%[2]
Opciones Integrales de Arrendamiento, S.A. de C.V. [1]	United Mexican States	100%[2]

_________________________

           1 As is customary in Mexico, the operating companies REMEX and RESALTA have an associated service company, Opciones Integrales de Arrendamiento, S.A.de C.V., that employs all of the personnel who perform services for the operating companies. The service company invoices the operating companies for the total personnel costs incurred on a monthly basis. This operating structure, which is common business practice in Mexico, is done as part of a financial and tax planning tool to limit certain personnel costs and related tax liabilities.

           2 See Schedule 3.16

Schedule 3.4 (e)

Outstanding Warrants

CapSource Financial, Inc. Warrantholder Ledger
Certificate No.	Date of Issue	No. of Shares	Expiration Date	Exercise Price	Certificate issued to:	Comments
011B	4/24/01	20,000	5/1/06	$5.00	Gary and Patricia Dolphus 7881 Pebble Beach Court Lake Worth, Florida 33467	Issued as part of capital contribution
012W	6/1/01	20,000	6/1/06	$1.10	Steven J. Kutcher 2305 Canyon Boulevard Suite 103 Boulder, Colorado 80302	Issued as compensation
013W	7/1/01	125,000	7/1/06	$1.10	Randolph M. Pentel 815 Deer Trail Court St. Paul, Minnesota 55118	Issued as compensation for service on the Board of Directors
014W	4/1/02	50,000	4/1/07	$1.30	Randolph M. Pentel 815 Deer Trail Court St. Paul, Minnesota 55118	Issued for 2001 Board participation
015W	4/1/02	25,000	4/1/07	$1.30	Steven E. Reichert 1927 Donegal Drive Woodbury, Minnesota 55125	Issued for 2001 Board participation
016W	4/1/02	25,000	4/1/07	$1.30	Fred C. Boethling 2305 Canyon Boulevard Suite 103 Boulder, Colorado 80302	Issued for 2001 Board participation

Page 1	Last Updated - January 3, 2006

CapSource Financial, Inc. Warrantholder Ledger
Certificate No.	Date of Issue	No. of Shares	Expiration Date	Exercise Price	Certificate issued to:	Comments
017W	4/1/02	25,000	4/1/07	$1.30	Lynch Gratten Rentas y Remolques de Mexico S.A. de C. V. Varsovia No. 44, Piso 11 Col. Juarz Mexico, D.F., 06600	Issued for 2001 Board participation
018W	12/31/02	50,000	12/31/07	$1.75	Randolph M. Pentel 815 Deer Trail Court St. Paul, Minnesota 55118	Issued for 2002 Board participation
019W	12/31/02	25,000	12/31/07	$1.75	Fred C. Boethling 2305 Canyon Boulevard Suite 103 Boulder, Colorado 80302	Issued for 2002 Board participation
020W	12/31/02	25,000	12/31/07	$1.75	Steven E. Reichert 1927 Donegal Drive Woodbury, Minnesota 55125	Issued for 2002 Board participation
021W	12/31/02	25,000	12/31/07	$1.75	Lynch Gratten Rentas y Remolques de Mexico S.A. de C. V. Varsovia No. 44, Piso 11 Col. Juarz Mexico, D.F., 06600	Issued for 2002 Board participation
022W	12/31/02	25,000	12/31/07	$1.75	Steven J. Kutcher 2305 Canyon Boulevard Suite 103 Boulder, Colorado 80302	Issued for 2002 Board participation
023W	08/29/03	34,834	08/29/07	$2.45	Public Securities Inc. 300 North Argonne Rd. Suite 202 Spokane, WA 99212	Issued as part of Underwriting Compensation Note: Warrants cannot be exercised prior to 8/29/04

Page 2	Last Updated - January 3, 2006

CapSource Financial, Inc. Warrantholder Ledger
Certificate No.	Date of Issue	No. of Shares	Expiration Date	Exercise Price	Certificate issued to:	Comments
024W	12/31/03	25,000	12/31/08	$1.75	Fred C. Boethling 2305 Canyon Boulevard Suite 103 Boulder, Colorado 80302	Issued for 2003 Board participation
025W	12/31/03	25,000	12/31/08	$1.75	Steven E. Reichert 1927 Donegal Drive Woodbury, Minnesota 55125	Issued for 2003 Board participation
026W	12/31/03	25,000	12/31/08	$1.75	Lynch Gratten Rentas y Remolques de Mexico S.A. de C. V. Varsovia No. 44, Piso 11 Col. Juarz Mexico, D.F., 06600	Issued for 2003 Board participation
027W	12/31/03	50,000	12/31/08	$1.75	Randolph M. Pentel 815 Deer Trail Court St. Paul, Minnesota 55118	Issued for 2003 Board participation
028W	12/31/03	25,000	12/31/08	$1.75	Steven J. Kutcher 2305 Canyon Boulevard Suite 103 Boulder, Colorado 80302	Issued for 2003 Board participation
029W	12/31/04	25,000	12/31/09	$.80	Fred C. Boethling 2305 Canyon Boulevard Suite 103 Boulder, Colorado 80302	Issued for 2004 Board participation
030W	12/31/04	25,000	12/31/09	$.80	Lynch Gratten Rentas y Remolques de Mexico S.A. de C. V. Varsovia No. 44, Piso 11 Col. Juarz Mexico, D.F., 06600	Issued for 2004 Board participation
031W	12/31/04	50,000	12/31/09	$.80	Randolph M. Pentel 815 Deer Trail Court St. Paul, Minnesota 55118	Issued for 2004 Board participation

Page 3	Last Updated - January 3, 2006

CapSource Financial, Inc. Warrantholder Ledger
Certificate No.	Date of Issue	No. of Shares	Expiration Date	Exercise Price	Certificate issued to:	Comments
032W	12/31/04	25,000	12/31/09	$.80	Steven E. Reichert 1927 Donegal Drive Woodbury, Minnesota 55125	Issued for 2004 Board participation
033W	12/31/04	12,500	12/31/09	$.80	Steven J. Kutcher 2305 Canyon Boulevard Suite 103 Boulder, Colorado 80302	Issued for 2004 Board participation (½ year)
034W	1/3/06	25,000	1/3/11	$.70	Fred C. Boethling 2305 Canyon Boulevard Suite 103 Boulder, Colorado 80302	Issued for 2005 Board participation
035W	1/3/06	25,000	1/3/11	$.70	Lynch Gratten Rentas y Remolques de Mexico S.A. de C. V. Varsovia No. 44, Piso 11 Col. Juarz Mexico, D.F., 06600	Issued for 2005 Board participation
036W	1/3/06	50,000	1/3/11	$.70	Randolph M. Pentel 815 Deer Trail Court St. Paul, Minnesota 55118	Issued for 2005 Board participation
037W	1/3/06	25,000	1/3/11	$.70	Steven E. Reichert 1927 Donegal Drive Woodbury, Minnesota 55125	Issued for 2005 Board participation
038W	1/3/06	50,000	1/3/11	$.70	Wayne Hoovestol	Issued for 2005 Board participation
		937,334

Page 4	Last Updated - January 3, 2006

Right/Obligation to Convert Debt to Equity

As of May 1, 2006, the Company is indebted to Randolph M. Pentel in the amount of $871,865.89, such amount includes accrued interest to that date.

As a condition of the proposed Whitebox Advisors, LLC investment in the Company, Mr. Pentel will convert that entire amount into common stock of the Company on the same terms and conditions as set forth in Whitebox Stock Purchase Agreement. Accordingly, Mr. Pentel will convert the debt into common stock at $.40 per shares, or 2,179,664 shares. In addition, Mr. Pentel will receive warrants to purchase 2,179,664 shares of the Company’s common stock at a price of $.90 per share. The warrants will expire in 2011. Shares resulting from Pentel’s conversion will be registered as part of the registration obligation undertaken by the Company in connection with the Whitebox investment.

Page 5	Last Updated - January 3, 2006

Schedule 3.5(a)

1.	Attached is Capsource’s Form 10-KSB for 2005 as filed with the SEC.*

2.	Attached are unaudited condensed, consolidated financial statements for Capsource as of March 31, 2006.

*	See Form 10-KSB (as filed March 30, 2006, commission file no. 1-31730)

Part I - Financial Information PRELIMINARY

Item 1. Unaudited Condensed, Consolidated Financial Statements

CAPSOURCE FINANCIAL, INC. AND SUBSIDIARIES

Preliminary

Unaudited Condensed Consolidated Balance Sheets

	March 31, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$178,705	$612,790
Rents and accounts receivable, net	1,953,445	795,812
Mexican value added taxes receivable	342,806	10,237
Inventory	3,754,725	1,193,701
Advances to vendors	361,452	891,256
Prepaid insurance and other current assets	31,279	123,278
Total current assets	6,622,412	3,627,074
Property and equipment, net	1,293,918	1,269,752
Other assets	148,263	155,584
Total assets	$8,064,593	$5,052,410

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$3,885,472	$532,582
Deposits and advance payments	285,362	702,069
Notes payable	2,115,243	2,126,209
Payable to stockholder	880,474	832,705
Total current liabilities	7,166,551	4,193,565
Long-term debt, including payable to stockholder	598,640	342,000
Total liabilities	7,765,191	4,535,565

Stockholders’ equity:
Common stock	123,787	123,787
Additional paid-in capital	11,722,403	11,722,403
Accumulated deficit	(11,546,788)	(11,329,345)
Total stockholders’ equity	299,402	516,845
Commitments and contingencies
Total liabilities and stockholders’ equity	$8,064,593	$5,052,410

See accompanying notes to unaudited condensed consolidated financial statements.

CAPSOURCE FINANCIAL, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

	THREE MONTHS ENDED
	March 31, 2006	March 31, 2005
Net sales and rental income	$5,494,718	$3,175,518
Cost of sales and operating leases	(5,024,771)	(2,928,316)
Selling, general and administrative	(544,166)	(531,192)
Operating loss	(74,219)	(283,990)
Interest, net	(91,755)	(419,489)
Other income (expense), net	(29,421)	(9,844)
Loss before income taxes	(195,395)	(713,323)
Income taxes	(22,048)	(11,384)
Net loss	$(217,443)	$(724,707)

Net loss per basic and diluted share	$(0.02)	$(0.07)

Weighted-average shares outstanding, basic and diluted	12,378,657	10,487,189

See accompanying notes to unaudited condensed consolidated financial statements.

CAPSOURCE FINANCIAL, INC. AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

(1) Nature of Operations CapSource Financial, Inc. (CapSource or the Company) is a U.S. corporation with its principal place of business in Boulder, Colorado. CapSource is a holding company that sells and leases dry van and refrigerated truck trailers through its wholly owned Mexican operating subsidiaries. The Company operates in one segment, the leasing and selling of trailers, and all operations currently are in Mexico.

(2) Basis of presentation The accompanying unaudited condensed consolidated financial statements include the accounts of CapSource and its wholly owned subsidiaries. All intercompany balances have been eliminated in consolidation. In the opinion of Company management, the accompanying unaudited condensed, consolidated financial statements contain all adjustments (consisting of only normal recurring adjustments, except as noted elsewhere in the notes to the condensed consolidated financial statements) necessary to present fairly the financial position of the Company as of March 31, 2006, and the results of operations and cash flows for the interim periods presented. These statements are condensed and, therefore, do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. The statements should be read in conjunction with the consolidated financial statements and footnotes included in the Company’s annual report on Form 10-KSB for the year ended December 31, 2005. The results of operations for the three months ended March 31, 2006, are not necessarily indicative of the results to be expected for the full year.

The financial statements of the Company’s Mexican subsidiaries are reported in the local currency, the Mexican peso. However, as substantially all sales and leases are denominated in U.S. dollars, as well as generally all other activities, the functional currency is designated as the U.S. dollar. Those transactions denominated in the local currency are remeasured into the U.S. dollar, creating foreign exchange gains and losses that are included in other income (expense).

(3) Liquidity Since its inception, the Company has generated losses from operations, and as of March 31, 2006, had an accumulated deficit of $11,546,788 and a working capital deficit of $554,139.

The Company currently is negotiating with third party investors to supply additional debt/equity funding, although no financing agreements have been completed. In addition, the Company’s Chairman and largest stockholder has expressed his willingness and ability to continue to financially support the Company, at least through March 31, 2007 if needed, by way of additional debt and/or equity contributions.

Management believes that the cash on hand at March 31, 2006, together with cash expected to be received from a private equity placement in 2006 and cash expected to be generated by operations, will provide sufficient operational funds for the next twelve months, and satisfy obligations as they become due. If the Company experiences occasional cash short-falls, management expects to cover them with funds provided by the Company’s Chairman.

(4) Recognition of revenue from equipment sales Revenue generated by the sale of trailer and semi-trailer equipment is recorded at the time the title to the equipment legally transfers to the buyer, provided the Company has evidence of an arrangement, the sale price is fixed or determinable and collectibility is probable.

(5) Equipment leasing The Company’s leases are classified as operating leases for all of the Company’s leases and for all lease activity, as the lease contracts do not transfer substantially all of the benefits and risks of ownership of the equipment to the lessee and, accordingly, do not satisfy the criteria to be recognized as capital leases. In determining whether or not a lease qualifies as a capital lease, the Company must consider the estimated value of the equipment at lease termination or residual value.

Leasing revenue consists principally of monthly rentals and related charges due from lessees. Leasing revenue is recognized ratably over the lease term. Deposits and advance rental payments are recorded as a liability until repaid or earned by the Company. Operating lease terms range from month-to-month rentals to five years. Initial direct costs (IDC) are capitalized and amortized over the lease term in proportion to the recognition of rental income. At March 31, 2006, the Company had no capitalizes IDC. Depreciation expense and amortization of IDC are recorded as direct costs of trailers under operating leases in the accompanying consolidated statements of operations on a straight-line basis over the estimated useful life of the equipment. Residual values are estimated at lease inception equal to the estimated fair value of the equipment following termination of the initial lease (which in certain circumstances includes anticipated re-lease proceeds) as determined by the Company. In estimating such values, the Company considers various information and circumstances regarding the equipment and the lessee. Actual results could differ significantly from initial estimates, which could in turn result in impairment or other charges in future periods.

(6) Comprehensive income (loss) Comprehensive income (loss) includes all changes in stockholders’ equity (net assets) from non-owner sources during the reporting period. Since inception, the Company’s comprehensive loss has been the same as its net loss.

(7) Common stock issuance On February 18, 2005, the Company’s majority stockholder converted a Company note of $1,100,000 into 1,375,000 shares of Company common stock at the conversion price of $0.80 per share, pursuant to the terms of the convertible note. The March 31, 2005 consolidated statement of operations includes a charge of $353,100 to interest expense that represents the amortization of the beneficial conversion feature discount in connection with the convertible stockholder note.

For the three months ended March 31, 2006 and 2005, the Company did not issue any stock-based awards. Therefore, there is no pro forma stock-based compensation disclosure presented herein. All stock-based awards granted in previous periods were fully vested as of the issuance date, except for warrants to purchase 34,834 shares of Company common stock at $2.45 per share, which vested to the holder on August 29, 2004.

(8) Earnings per share The following summarizes the weighted-average common shares issued and outstanding for the three months ended March 31, 2006 and 2005:

	2005	2004
Common and common equivalent shares outstanding-beginning of period	12,378,657	9,860,800
Common shares issued for conversion of debt	—	1,375,000

Common and common equivalent shares outstanding - end of period	12,378,657	11,235,800

Historical common equivalent shares outstanding - beginning of period	12,378,657	9,860,800
Weighted average common shares issued during period	—	626,389

Weighted average common shares outstanding - basic and diluted	12,378,657	10,487,189

Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding. Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding increased for potentially dilutive common shares outstanding during the period. The dilutive effect of equity instruments is calculated using the treasury stock method.

Warrants to purchase 937,334 and 887,334 common shares as of March 31, 2006 and 2005, respectively, were excluded from the treasury stock calculation because they were anti-dilutive due to the Company’s net losses.

(9) Supplemental balance sheet information

	March 31 2006	December 31, 2005
Rents and accounts receivable, net:
Rents and accounts receivable	$1,966,010	$808,377
Allowance for doubtful accounts	(12,565)	(12,565)
Total rents and accounts receivable, net	$1,953,445	$795,812

Property and equipment, net:
Trailer and semi-trailer equipment	$2,147,648	$2,057,285
Vehicles	48,110	68,230
Furniture and computer equipment	142,480	140,557
	2,338,238	2,266,072
Accumulated depreciation	(1,044,320)	(996,320)
Total property and equipment, net	$1,293,918	$1,269,752

(10) Commitments As of March 31, 2006, the Company had committed to purchase an additional 145 trailers from Hyundai Translead, at a total purchase price of approximately $3,612,622, towards which the Company had made a down payment of $361,452.

Schedule 3.6(g)

Compensation

Effective as of the closing of the Prime Time Trailers acquisition the base salaries for the named individuals will be as follows:

Fred C. Boethling	$195,000

Steven J. Kutcher	$172,000

Steve E. Reichert	$163,000

Schedule 3.6(l)

As part of our Dealer Agreement with Hyundai, they grant us a credit facility of $1,000,000 to purchase Hyundai trailers. The amount of the facility that we use varies daily as trailers are delivered (both from Hyundai and to our customers). As of April 15, 2006 the amount drawn down on the facility was $926,000.

Schedule 3.6(n)

1.	See listing of outstanding common stock purchase warrants in Schedule 3.4(e).

Schedule 3.8

Material Contracts

1.          Dealer Agreement between CapSource Financial, Inc and its subsidiary RESALTA on one hand and Hyundai Translead on the other covering the sale of Hyundai trailers and parts Mexico.

2.          Floor Plan Financing Agreement between Capsource Equipment Company, Inc and Navistar Financial Corporation.

3.          Asset Purchase Agreement between Capsource Equipment Company, Inc and Prime Time Trailers, Inc. (pending)

4.          Loan Agreement between Marshall Bank and CapSource Financial, Inc.

5.          Dealer Agreement between Capsource Equipment Company, Inc. and Hyundai Translead covering the State of California. (pending)

6.          Facilities lease in Mexico City.

7.          California facilities lease between CapSource Equipment Company, Inc. and Ken and Marjorie Moore et al. (pending)

8.          Dealer Agreement between CapSource Financial, Inc. and Fontaine Trailers covering the sale of beverage trailers in Mexico.

9.          Employment Agreement between CapSource Financial, Inc and Fred C. Boethling.

10.         Employment Agreement between CapSource Financial, Inc and Steven E. Reichert.

11.         Employment Agreement between CapSource Financial, Inc. and Steven J. Kutcher

12.         Employment Agreement between CapSource Financial, Inc. and Lynch Grattan.

13.         2001 CapSource Financial, Inc. Stock Option Plan

14.         Promissory Note of CapSource Financial, Inc. payable to Joyce Birch.

15.         Promissory Note of CapSource Financial, Inc. payable to Irwin Pentel.

16.         Promissory Note of CapSource Financial, Inc. payable to Gary and Pat Dolphus.

17.         Promissory Note of CapSource Financial, Inc. payable to Church of the Risen Messiah.

18.         Promissory Note of CapSource Financial, Inc. payable to Nicole Kutcher.

19.         Promissory Note of CapSource Financial, Inc. payable to Anthony Kutcher.

20.         Bank Account in the name of Capsource Equipment Company, Inc. at San Jose National Bank, One North Market Street, San Jose, CA 95113. Steven J.. Kutcher, Fred Boethling Marge Lundry and Linda Hoffman are authorized to make withdrawals.

21.         Bank Account in the name of CapSource Financial, Inc at Associated Bank, NA, 740 Marquette, Minneapolis, MN 55402. Steven J. Kutcher, Fred C. Boethling and Randolph M. Pentel are authorized to make withdrawals.

22.         Bank Account in the name of CapSource Financial, Inc. at U.S. Bank 601 2nd Avenue South Minneapolis, MN 55402. Fred C. Boethling, Steven J. Kutcher and Randolph M. Pentel are authorized to make withdrawals.

23.         Bank Accounts in the name of Remolques y Sistemas Aliados de Transportacion, S.A. de C. V. (RESALTA) at BBVA Bancomer Sucrsal Cuautitlan Glorieta, Guillermo Gonzalez Camarena Loc 2, Parque Industrial Camatla, 54730 Cuautitlan Izcalli, Edo. de Mexico. Lynch Grattan, Alejandro Sanchez and Carlos Legaspi are authorized to make withdrawals.

24.         Bank Accounts in the name of Remolques y Sistemas Aliados de Transportacion, S.A. de C. V. (RESALTA) at HSBC Liverpool, Varsovia esquina Liverpool, Zona Rosa. Lynch Grattan, Alejandro Sanchez and Carlos Legaspi are authorized to make withdrawals.

25.         Bank Account in the name of Remolques y Sistemas Aliados de Transportacion, S.A. de C. V. (RESALTA) at Banamex Sucursal Santa Cecilia, Av. Santa Cecilia, 54140 Tlalnepantla, Edo. de Mexico. Lynch Grattan, Alejandro Sanchez and Carlos Legaspi are authorized to make withdrawals.

26.         Bank Accounts in the name of Rentas y Remolques de Mexico, S.A. de C.V. (REMEX) at Banamex Sucursal Santa Cecilia, Av. Santa Cecilia, 54140 Tlalnepantla, Edo. de Mexico. Lynch Grattan and Alejandro Sanchez are authorized to make withdrawals.

27.         Bank Account in the name of Rentas y Remolques de Mexico, S.A. de C.V. (REMEX) at Santander Serfin Sucursal Isabel, Paseo de la Reforma 211, Sucursal Santander 35. Lynch Grattan and Alejandro Sanchez are authorized to make withdrawals.

28.         Bank Accounts in the name of Opciones Integrales de Arrendamiento, S.A. de C. V. at Banamex Sucursal Santa Cecilia, Av. Santa Cecilia, 54140 Tlalnepantla, Edo. de Mexico. Lynch Grattan, Alejandro Sanchez and Carlos Legaspi are authorized to make withdrawals.

29.         Amendment No. 1 to the Employment Agreement between CapSource Financial, Inc. and Fred C. Boethling limiting severance pay, extending termination date and adding non-compete and non-disclosure provisions.

30.         Amendment No. 1 to the Employment Agreement between CapSource Financial, Inc. and Steven E. Reichert limiting severance pay, extending termination date and adding non-compete and non-disclosure provisions.

31.         See Footnote 1 in Schedule 3.3 for a discussion of the contractual relationship between REMEX and RESALTA and the service company.

32.         Benefit Plan for Mexican employees: All employees are provided health insurance. We also comply with government mandated benefits which are paid vacation, Christmas bonus of two weeks salary, and severance payment.

33.         Randolph M. Pentel has pledged 1,000,000 shares of common stock of the Company owned by him to secure the $1,000,000 credit facility with Hyundai. See Schedule 3.6(l).

34.         See attachment for a description of the leases held by REMEX.

Schedule 3.8( c )

Affiliate Arrangements, Contracts and Agreements

1.	See Schedule 3.4(e) regarding Pentel’s obligation to convert debt to equity.

Schedule 3.9

Intellectual Property

None.

Schedule 3.15

Employment Matters

1.	Boethling Employment Agreement*, as amended by Amendment # 1** (attached).
2.	Reichert Employment Agreement***, as amended by Amendment #1**** (attached).
3.	Kutcher Employment Agreement*****, as amended by Amendment #1****** (attached).

* As filed with the SEC on CapSource’s Registration Statement on Form SB-2 filed October 7, 2002, as amended by CapSource’s Amendment No. 1 to Form SB-2 filed December 9, 2002.

** As filed with the SEC on CapSource’s Registration Statement on Form SB-2 filed on October 5, 2006.

*** As filed with the SEC on CapSource’s Registration Statement on Form SB-2 filed October 7, 2002, as amended by CapSource’s Amendment No. 1 to Form SB-2 filed December 9, 2002.

**** As filed with the SEC on CapSource’s Registration Statement on Form SB-2 filed on October 5, 2006.

***** As filed with the SEC on CapSource’s Form 8-K filed January 11, 2006.

****** As filed with the SEC on CapSource’s Registration Statement on Form SB-2 filed on October 5, 2006.

Schedule 3.16

Related Party Obligations

1.          Lynch Grattan owns one (1) share of each of the Mexican subsidiary companies to comply with Mexican legal requirements. See Schedule 3.3.

Schedule 3.19

Permits and Licenses

1.          The following permits and licenses are either complete or in various stages of completion in connection with the Company’s acquisition of Prime Time Trailers, Inc.:

a)    Registration of fictitious name with San Bernardino County, California

b)    Vehicle Dealer License, State of California

c)    Employer Identification number, State of California

d)    Taxpayer Identification number, State of California

e)    US Federal Excise Tax registration

f)    Seller’s Permit, State of California

2.          RESALTA has the following permits and licenses:

a)    Tax Identification from Secretaria de Hacienda y Credito Publico

b)    Foreign Investment Permit from Secretaria de Economia

c)    Export/Import License from Secretaria de Hacienda y Credito Publico

d)    License for Business Operations from Ayuntamiento de Tlalnepantla (City)

e)    General Business License from Secretaria de Economia

REMEX has the following permits and licenses:

a)    Tax Identification from Secretaria de Hacienda y Credito Publico

b)    Foreign Investment Permit from Secretaria de Economia

c)    Export/Import from Secretaria de Hacienda y Credito Publico

d)    General Business License from Secretaria de Economia

e)    Permit for Leasing from Secretaria de Comunicaciones y Transportes

Service Company (Opciones) has the following permits and licenses:

a)    Tax Identification from Secretaria de Hacienda y Credito Publico

b)    Foreign Investment Permit from Secretaria de Economia General Business License from Secretaria de Economia

c)    Social Security Tax Authorization from Instituto Mexicano del Seguro Social & Infonavit

d)    Local Payroll Tax License from Ayuntamiento de Tlalnepantla (City)

Schedule 3.23

On June 21, 2005, the Company entered into an agreement with Keane Securities Co., Inc. whereby Keane is to act as a placement agent for the $2 million minimum and $3 million maximum of the Company’s securities. That agreement requires the Company to pay a fee of 10% of the cash raised and to grant to Keane an option to purchase 500,000 shares of the Company’s common stock at a 20% premium to the price paid by an investor they secured ($.48) and warrants to purchase 500,000 shares of the Company’s common stock for a period of five years at an exercise price twenty percent higher that to be paid by an investor, or $1.08. The Warrants expire five (5) years from the date of the cash payment to Keane.

Schedule 3.25

SEC Filings Exceptions

None.

Schedule 3.26

Material Adverse Changes

Since the Balance Sheet Date there has been no material adverse change in the Company’s business, financial condition or affairs.